EXECUTION COPY






                          ----------------------------

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             JOHNSON CONTROLS, INC.,

                              YJC ACQUISITION CORP.

                                       AND

                         YORK INTERNATIONAL CORPORATION


                                   DATED AS OF

                                 AUGUST 24, 2005

                          ----------------------------



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                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE 1 THE MERGER.........................................................1
      Section 1.1.      The Merger...........................................1
      Section 1.2.      Closing..............................................1
      Section 1.3.      Effective Time.......................................1
      Section 1.4.      Effects of the Merger................................2
      Section 1.5.      Certificate of Incorporation.........................2
      Section 1.6.      By-Laws..............................................2
      Section 1.7.      Officers and Directors...............................2
      Section 1.8.      Effect on Capital Stock..............................2
      Section 1.9.      Company Stock Options and Other Equity-Based Awards..3
      Section 1.10.     Certain Adjustments..................................4

ARTICLE 2 CONVERSION OF SHARES...............................................5
      Section 2.1.      Paying Agent.........................................5
      Section 2.2.      Payment Procedures...................................5
      Section 2.3.      Undistributed Merger Consideration...................5
      Section 2.4.      No Liability.........................................5
      Section 2.5.      Investment of Merger Consideration...................6
      Section 2.6.      Lost Certificates....................................6
      Section 2.7.      Withholding Rights...................................6
      Section 2.8.      Further Assurances...................................6
      Section 2.9.      Stock Transfer Books.................................6
      Section 2.10.     Dissenting Shares....................................6

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF COMPANY..........................7
      Section 3.1.      Organization and Qualification.......................7
      Section 3.2.      Capitalization.......................................8
      Section 3.3.      Authorization........................................9
      Section 3.4.      No Violation.........................................9
      Section 3.5.      Filings  with the SEC;  Financial  Statements;
                        Sarbanes-Oxley Act..................................10
      Section 3.6.      Proxy Statement.....................................12
      Section 3.7.      Board Approval......................................13
      Section 3.8.      Absence of Certain Changes..........................13
      Section 3.9.      Litigation; Orders..................................13
      Section 3.10.     Permits; Compliance with Laws.......................14
      Section 3.11.     Tax Matters.........................................14
      Section 3.12.     Environmental Matters...............................16
      Section 3.13.     Intellectual Property...............................17
      Section 3.14.     Employee Benefits...................................17
      Section 3.15.     Labor Matters.......................................21
      Section 3.16.     Certain Contracts...................................21
      Section 3.17.     Properties and Assets...............................22
      Section 3.18.     Insurance...........................................22
      Section 3.19.     Opinion of Financial Advisor........................23

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Section 3.20.     No Brokers or Finders.....................................23

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT..........................23
      Section 4.1.      Organization and Qualification......................23
      Section 4.2.      Authorization.......................................23
      Section 4.3.      No Violation........................................24
      Section 4.4.      Filings with the SEC; Financial Statements..........24
      Section 4.5.      Litigation..........................................25
      Section 4.6.      Available Funds.....................................25
      Section 4.7.      Capitalization of Merger Sub........................25

ARTICLE 5 COVENANTS RELATING TO CONDUCT OF BUSINESS.........................25
      Section 5.1.      Covenants of Company................................25
      Section 5.2.      Proxy Statement; Company Stockholders Meeting.......28
      Section 5.3.      Access and Information..............................30
      Section 5.4.      Reasonable Best Efforts.............................30
      Section 5.5.      Acquisition Proposals...............................32
      Section 5.6.      Indemnification; Directors and Officers Insurance...35
      Section 5.7.      Employee Benefits...................................35
      Section 5.8.      Public Announcements................................35
      Section 5.9.      Section 16 Matters..................................35
      Section 5.10.     State Takeover Laws.................................36
      Section 5.11.     Notification of Certain Matters.....................36
      Section 5.12.     Certain Litigation..................................36
      Section 5.13.     Confidentiality.....................................36
      Section 5.14.     Resignations........................................37

ARTICLE 6 CONDITIONS TO THE MERGER..........................................37
      Section 6.1.      Conditions to Each Party's Obligation to Effect
                        the Merger..........................................37
      Section 6.2.      Additional Conditions to Obligations of Parent
                        and Merger Sub......................................37
      Section 6.3.      Additional Conditions to Obligation of Company......38

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER.................................39
      Section 7.1.      Termination.........................................39
      Section 7.2.      Effect of Termination...............................41
      Section 7.3.      Amendment...........................................42
      Section 7.4.      Waiver..............................................42

ARTICLE 8 MISCELLANEOUS.....................................................42
      Section 8.1.      Non-Survival of Representations, Warranties and
                        Agreements..........................................42
      Section 8.2.      Expenses............................................42
      Section 8.3.      Notices.............................................42
      Section 8.4.      Entire Agreement; No Third Party Beneficiaries......43
      Section 8.5.      Assignment; Binding Effect..........................44
      Section 8.6.      Governing Law; Consent to Jurisdiction..............44
      Section 8.7.      Severability........................................44
      Section 8.8.      Enforcement of Agreement............................44

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      Section 8.9.      Waiver of Jury Trial................................44
      Section 8.10.     Counterparts........................................44
      Section 8.11.     Headings............................................45
      Section 8.12.     Interpretation......................................45
      Section 8.13.     Definitions.........................................45

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                             INDEX OF DEFINED TERMS


DEFINED TERM                                                             SECTION

Acquisition Proposal.................................................    8.13(a)
Affiliates...........................................................    8.13(b)
Agreement............................................................   Preamble
Business Day.........................................................    8.13(c)
Capitalization Date..................................................    3.2(a)
Certificate of Merger................................................       1.3
Certificates.........................................................       2.2
Change in Company Recommendation.....................................     5.2(b)
Closing..............................................................      1.2
Closing Date.........................................................      1.2
Code.................................................................      1.9
Company..............................................................   Preamble
Company Board Approval...............................................      3.7
Company Common Stock.................................................   Recitals
Company Contract.....................................................    8.13(d)
Company Disclosure Schedule..........................................  Article 3
Company Intellectual Property........................................    3.13(a)
Company Permits......................................................     3.10
Company Recommendation...............................................    5.2(b)
Company Requisite Stockholder Vote...................................      3.3
Company Restricted Shares............................................    1.9(c)
Company SEC Reports..................................................    3.5(a)
Company Stock-Based Award............................................    1.9(b)
Company Stockholders Meeting.........................................    5.2(b)
Company Stock Options................................................    1.9(c)
Company Stock Plans..................................................    3.2(a)
Company Voting Debt..................................................    3.2(a)
Confidentiality Agreement............................................     5.13
Contract.............................................................    3.4(a)


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DEFINED TERM                                                             SECTION

DGCL.................................................................      1.1
Dissenting Shares....................................................     2.10
D&O Insurance........................................................      5.6
DOJ..................................................................    5.4(c)
EC Merger Regulation.................................................    3.4(b)
Effective Time.......................................................      1.3
Employee Benefit Plans...............................................    3.14(a)
Environmental Laws...................................................    3.12(a)
ERISA................................................................    3.14(a)
ERISA Affiliate......................................................    3.14(b)
Exchange Act.........................................................    3.4(b)
Foreign Benefit Plan.................................................    3.14(l)
FTC..................................................................    5.4(c)
GAAP.................................................................    3.5(b)
Governmental Entity..................................................    3.4(b)
Hazardous Substance..................................................    8.13(e)
HSR Act..............................................................    3.4(b)
Intellectual Property Rights.........................................    8.13(f)
Law..................................................................    3.4(a)
Liens................................................................    3.2(b)
Material Adverse Effect..............................................    8.13(g)
Merger...............................................................   Recitals
Merger Consideration.................................................    1.8(a)
Merger Sub...........................................................   Preamble
Multiemployer Plan...................................................    3.14(b)
Necessary Consents...................................................    3.4(b)
Order................................................................    3.4(a)
Parent...............................................................   Preamble
Parent Disclosure Schedule...........................................  Article 4
Parent SEC Reports...................................................    4.4(a)
Paying Agent.........................................................      2.1


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DEFINED TERM                                                             SECTION

PBGC.................................................................    3.14(c)
Person...............................................................    8.13(h)
Proxy Statement......................................................    5.2(a)
Regulatory Law.......................................................    8.13(i)
Representatives......................................................    5.5(a)
SEC..................................................................    3.5(a)
Securities Act.......................................................    3.5(a)
SPP Shares...........................................................    1.9(g)
Stock Purchase Plan..................................................    1.9(g)
Subsidiaries.........................................................    8.13(j)
Superior Proposal....................................................    8.13(k)
Surviving Corporation................................................      1.1
Taxes................................................................    8.13(l)
Tax Return...........................................................    8.13(m)
Termination Date.....................................................    7.1(b)

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                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and effective as of August 24, 2005 among JOHNSON CONTROLS, INC., a Wisconsin corporation ("PARENT"), YJC ACQUISITION CORP., a Delaware Corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and YORK INTERNATIONAL CORPORATION, a Delaware Corporation ("COMPANY").

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Company desire to enter into a transaction whereby Merger Sub will merge with and into Company (the "MERGER"), pursuant to which each issued and outstanding share of Common Stock, par value $.005 per share, of Company ("COMPANY COMMON STOCK") not owned directly or indirectly by Company will be converted into the right to receive the Merger Consideration; and

          WHEREAS, in furtherance thereof, the respective Boards of Directors of Parent, Merger Sub and Company have approved this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and

          WHEREAS, Parent, Merger Sub and Company desire to make certain representations, warranties and agreements in connection with, and to prescribe certain conditions to, the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE 1
                                   THE MERGER

Section 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Company at the Effective Time. Following the Effective Time, Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall terminate.

Section 1.2. CLOSING. The closing of the Merger (the "CLOSING") shall occur at 10:00 a.m., local time, on the first Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE 6, other than conditions which by their nature are to be satisfied at Closing, or such other time and date as Parent and Company shall agree in writing, unless this Agreement has been theretofore terminated pursuant to its terms (the actual time and date of the Closing is referred to as the "CLOSING DATE"). The Closing shall be held at the offices of Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 or such other place as Parent and Company shall agree in writing.

Section 1.3. EFFECTIVE TIME. At the Closing, the parties hereto shall (a) file a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such


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form as is required by, and executed in accordance with, the relevant provisions of the DGCL and (b) make all other filings or recordings required by the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as Parent and Company shall agree and specify in the Certificate of Merger (the date and time that the Merger becomes effective is referred to as the "EFFECTIVE TIME").

Section 1.4. EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

Section 1.5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be amended to reflect only the provisions set forth in the Certificate of Incorporation of Merger Sub, and the Certificate of Incorporation of Company, as so amended, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable Law.

SECTION 1.6. BY-LAWS. The Amended and Restated By-Laws of Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with applicable Law.

Section 1.7. OFFICERS AND DIRECTORS. The officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.8. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

     (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to SECTION 1.8(C) and Dissenting Shares as provided in SECTION 2.10) shall be converted into the right to receive an amount in cash equal to $56.50, without interest (the "MERGER CONSIDERATION").

     (b) All shares of Company Common Stock shall cease to be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented any shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except as otherwise expressly provided in this Agreement or by applicable Law.

     (c) Each share of Company Common Stock that is owned directly or indirectly by Company at the Effective Time shall be automatically canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (d) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued,


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fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

Section 1.9. COMPANY STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS.

     (a) All awards granting restricted shares of Company Common Stock from Company that have not vested (collectively, "COMPANY RESTRICTED SHARES") heretofore granted under any Company Stock Plan shall, immediately prior to the Effective Time, become fully vested and without further restrictions with respect to ownership rights thereto, thereby causing all Company Restricted Shares to become shares of Company Common Stock that are converted into the right to receive the Merger Consideration as provided in SECTION 1.8(a).

     (b) Each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock (including restricted stock units, deferred stock units and dividend equivalents), other than Company Restricted Stock, Company Stock Options or rights to acquire SPP Shares (collectively, "COMPANY STOCK-BASED AWARDS"), heretofore granted under any Company Stock Plan shall, immediately prior to the Effective Time, become fully vested and without further restrictions with respect to ownership rights thereto, and each Company Stock-Based Award shall be converted into the right to receive an amount equal to (i) the Merger Consideration, multiplied by (ii) the number of shares of Company Common Stock to which such Company Stock-Based Award relates.

     (c) All outstanding options to acquire shares of Company Common Stock from Company other than SPP Shares (collectively, "COMPANY STOCK OPTIONS") heretofore granted under any Company Stock Plan, whether or not then exercisable or vested, shall cease to represent, as of the Effective Time, a right to acquire shares of Company Common Stock and shall be converted, in settlement and cancellation thereof, into the right to receive, at the Effective Time, a lump sum cash payment by the Surviving Corporation of an amount equal to (i) the excess, if any, of (A) the per share Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised.

     (d) The Company Stock Plans, including the portion of the Employee Benefit Plans described in SECTION 1.9(b) that provide for the grant of Company Stock-Based Awards, shall terminate, and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the capital stock or other equity interests of Company or any of its Subsidiaries, or for the issuance or grant of any right of any kind, contingent or accrued, to receive benefits measured by the value of a number of shares of Company Common Stock (including restricted stock units, deferred stock units and dividend equivalents), shall be canceled, effective as of the Effective Time, without any liability on the part of Company or any of its Subsidiaries (except as otherwise expressly provided in this Agreement).

     (e) No Person shall have any right under the Company Stock Plans, including the Employee Benefit Plans described in SECTION 1.9(b), or under any other plan, program,


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agreement or arrangement  with respect to equity  interests of Company or any of its Subsidiaries, or for the issuance or grant of any right of any kind, contingent or accrued, to receive benefits measured by the value of a number of shares of Company Common Stock (including restricted stock units, deferred stock units and dividend equivalents, at and after the Effective Time (except as otherwise expressly set forth in this SECTION 1.9 or ARTICLE 2).

     (f) Subject to any deferral election with respect to Company Stock-Based Awards then in effect, reasonably promptly, and in no event later than 48 hours, after the Effective Time, the Surviving Corporation shall pay to each holder of Company Stock Options and Company Stock-Based Awards that consents to the treatment that this SECTION 1.9 contemplates in respect of all of such holder's Company Stock Options and Company Stock-Based Awards the cash payments specified in this SECTION 1.9. No interest shall be paid or accrue on the cash payments contemplated by this SECTION 1.9, PROVIDED that the cash proceeds payable with respect to any Company-Stock Based Awards subject to deferral elections shall be deemed invested for the applicable deferral period in hypothetical investments selected by the holders of such Company Stock-Based Awards, which shall be those offered to similarly situated employees of Parent under Parent's Executive Deferred Compensation Plan. To the extent the Surviving Corporation or Parent is required or entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Stock Options or Company Stock-Based Awards with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (collectively, the "CODE"), or any provision of any other Tax Law, the amounts so withheld and paid over to the appropriate taxing authority by the Surviving Corporation or Parent, as the case may be, shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options or Company Stock-Based Awards in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     (g) At the Effective Time, the Company's 1992 Employee Stock Purchase Plan (the "STOCK PURCHASE PLAN") shall terminate. In connection with such termination, the Exercise Date (as defined in the Stock Purchase Plan) shall be deemed to be the date that is one day prior to the Effective Time, as a result of which each participant therein shall be entitled to receive prior to the Effective Time a number of whole and fractional shares of Company Common Stock calculated pursuant to Section 7 of the Stock Purchase Plan (the "SPP SHARES") and Company shall retain accumulated payroll deductions, thereby causing all such SPP Shares to become shares of Company Common Stock that are converted into the right to receive the Merger Consideration as provided in SECTION 1.8(a).

Section 1.10. CERTAIN ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities of Company shall be declared with a record date within such period, (c) any other securities of Company shall be declared with a record date within such period or (d) any similar event shall have occurred, then the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock (and Company Stock Options or Company Stock-Based Awards) the same economic effect as contemplated by this Agreement prior to such event.

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                                    ARTICLE 2
                              CONVERSION OF SHARES

Section 2.1. PAYING AGENT. As of the Effective Time, Parent shall designate, and enter into an agreement with, such bank or trust company reasonably acceptable to Company to act as paying agent in the Merger (the "PAYING AGENT"), which agreement shall provide that Parent shall deposit with the Paying Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, cash sufficient to effect the payment of the Merger Consideration to which such holders are entitled pursuant to SECTION 1.8(a) and this ARTICLE 2.

Section 2.2. PAYMENT PROCEDURES. Promptly, but in no event later than 48 hours, after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock that were converted into the right to receive Merger Consideration pursuant to SECTION 1.8(a) (the "CERTIFICATES") (a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such a form and have such other provisions as Parent may reasonably specify) and (b) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as Parent may appoint, together with such letter of transmittal, duly executed and completed, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate shall be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrue on the Merger Consideration. If any portion of the Merger Consideration is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered, then it shall be a condition to the payment of such Merger Consideration that (i) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (ii) the Person requesting such payment shall have (A) paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or (B) established to the satisfaction of Parent that any such Taxes either have been paid or are not payable.

Section 2.3. UNDISTRIBUTED MERGER CONSIDERATION. Any portion of the funds made available to the Paying Agent pursuant to SECTION 2.1 that remains undistributed to holders of Certificates on the date that is six months after the Effective Time shall be delivered to Parent or its designee, and any holders of Certificates who have not theretofore complied with this ARTICLE 2 shall thereafter look only to Parent for the Merger Consideration to which such holders are entitled pursuant to SECTION 1.8(a) and this ARTICLE 2. Any portion of the funds made available to the Paying Agent pursuant to SECTION 2.1 that remains unclaimed by holders of Certificates on the date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

Section 2.4. NO LIABILITY. None of Parent, Merger Sub, Company, the Surviving Corporation, the Paying Agent or their respective representatives shall be liable to any Person in respect of

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

any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.5. INVESTMENT OF MERGER CONSIDERATION. The Paying Agent shall invest the funds made available to the Paying Agent pursuant to SECTION 2.1 as directed by Parent on a daily basis; PROVIDED that no such gain or loss thereon shall affect the amounts payable to holders of Certificates pursuant to SECTION 1.8(a) and this ARTICLE 2. Any interest and other income resulting from such investments shall be the property of, and shall promptly be paid to, Parent.

Section 2.6. LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

Section 2.7. WITHHOLDING RIGHTS. To the extent the Surviving Corporation or Parent is required or entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock with respect to the making of such payment under the Code or any provision of any other Tax Law, the amounts so withheld and paid over to the appropriate taxing authority by the Surviving Corporation or Parent, as the case may be, shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

Section 2.8. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Company or Merger Sub, all deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Company or Merger Sub, all other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation all right, title and interest in, to and under all of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 2.9. STOCK TRANSFER BOOKS. The stock transfer books of Company shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of Company. At or after the Effective Time, any Certificates presented to the Paying Agent, Parent or the Surviving Corporation for any reason shall, subject to compliance with the provisions of this ARTICLE 2 by the holder thereof, be converted into the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

Section 2.10. DISSENTING SHARES. Notwithstanding anything to the contrary in this Agreement, but only to the extent required by the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of or consented (in writing) to the Merger and who has demanded appraisal for such shares of Company Common Stock in accordance with the DGCL (collectively, the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration, but shall be converted into the right to receive such cash consideration as determined to be due to such holder as provided in the DGCL. If, however, such holder withdraws his, her or its demand for appraisal or fails to perfect or otherwise loses his, her or its right of appraisal, in any case, pursuant to the DGCL, then such holder's shares of Company Common Stock shall be treated as having been converted as of the Effective Time into the right to receive the Merger Consideration pursuant to SECTION 1.8(a), without any interest thereon, upon surrender of the certificate or certificates representing such shares. Company shall provide Parent with (a) prompt written notice of all demands for appraisal of shares of Company Common Stock that are received by Company and (b) the opportunity to participate in and direct all negotiations and proceedings with respect to all such demands. Company shall not, without the prior written consent of Parent, make any payment with respect to, settle or offer to settle, or otherwise negotiate any such demands. Any portion of the funds made available to the Paying Agent pursuant to SECTION 2.1 that is not distributed to holders of shares of Company Common Stock pursuant to the other provisions of this ARTICLE 2 because such holders properly exercised and perfected their dissenters' rights with respect to thereto in accordance with the DGCL may be paid to the holders of such Dissenting Shares upon written instructions from Parent to the Paying Agent.


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

          Except as set forth in the disclosure schedule delivered by Company to Parent prior to the execution and delivery of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in, or as an exception to, one or more representations or warranties contained in this ARTICLE 3, PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on Company) (the "COMPANY DISCLOSURE SCHEDULE"), Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1. ORGANIZATION AND QUALIFICATION. Each of Company and its material Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has full corporate or other power and authority to own, operate and lease the properties owned or used by it and to carry on its business as and where such is now being conducted, except where the failure to be so standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. Each of Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, except where the failure to so qualify, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. The copies of the Amended and Restated Certificate of Incorporation and By-Laws of Company, including any amendments thereto, that have been delivered by Company to Parent are correct and complete copies of such instruments as presently in effect.

Section 3.2. CAPITALIZATION.

     (a) As of August 24, 2005 (the "CAPITALIZATION DATE"), the authorized capital stock of Company consists entirely of (a) 200,000,000 shares of Company Common Stock, of which 42,218,839 shares of Company Common Stock are issued and outstanding and 4,528,507 shares of Company Common Stock are held in the treasury of Company, and (b) 10,000,000 shares of Preferred Stock, $.005 par value per share, of Company, none of which are issued and outstanding or held in the treasury of Company. All issued and outstanding shares of capital stock of Company and its Subsidiaries are validly issued, fully paid and nonassessable. As of the Capitalization Date, there are (i) Company Stock Options representing in the aggregate the right to acquire 4,004,543 shares of Company Common Stock and (ii) Company Restricted Shares relating to in the aggregate 587,035 shares of Company Common Stock under Company's Amended and Restated 2002 Omnibus Plan, Amended and Restated 1992 Omnibus Stock Plan and Management Stock Purchase Plan (collectively, the "COMPANY STOCK PLANS"). As of the Capitalization Date, there are Company Stock-Based Awards relating to in the aggregate 249,475 shares of Company Common Stock under the Company Stock Plans. SCHEDULE 3.2 to the Company Disclosure Schedule sets forth a correct and complete list, as of the Capitalization Date, of the number of shares of Company Common Stock subject to Company Stock Options, the number of unvested Company Restricted Shares or other rights to purchase or receive Company Common Stock, or benefits based on the value of Company Common Stock, granted under the Company Stock Plans, the Employee Benefit Plans or otherwise, and the holders who are executive officers of Company (including break-downs by individuals for holders who are executive officers of Company), the dates of grant and the exercise prices thereof and the Company Stock Plan or Employee Benefit Plan under which such Company Stock Options, Company Restricted Shares or Company Stock-Based Awards were granted. No bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of capital stock of Company may vote ("COMPANY VOTING DEBT") are issued or outstanding. There are no outstanding obligations of Company or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of Company or any of its material Subsidiaries. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Company have been issued or reserved for issuance or are outstanding, other than the shares of Company Common Stock reserved for issuance under the Company Stock Plans. Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Company or any of its Subsidiaries is a party or by which any of them is bound
(a) obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Company or any of its material Subsidiaries or any Company Voting Debt, (b) obligating Company or any of its material Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking or (c) giving any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of capital stock of Company or any of its material Subsidiaries.

     (b) Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock and other equity interests of its material Subsidiaries, free and clear of all liens, pledges, charges, encumbrances and other security interests of any nature whatsoever (collectively, "LIENS"). A correct and complete list of all of Company's Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by Company or another of its Subsidiaries, is set forth in SCHEDULE 3.2(b) to the Company Disclosure Schedule. A correct and complete list of all material corporations, partnerships, limited liability companies, associations and other entities (excluding Company's Subsidiaries) in which Company or any Subsidiary of Company owns any joint venture, partnership, material strategic alliance or similar interest, together with the jurisdiction of incorporation or organization of each such entity and the percentage of each such entity's outstanding capital stock or other equity interests owned by Company or any of its Subsidiaries, is set forth in SCHEDULE 3.2(b) to the Company Disclosure Schedule. Except for its interest in the Subsidiaries, joint venture or similar entities as set forth in SCHEDULE 3.2(b) to the Company Disclosure Schedule, Company does not own, directly or indirectly, any material capital stock interest, equity membership interest, partnership interest, joint venture interest or other equity interest in any Person. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither Company nor any of its Subsidiaries is obligated to make any contribution to the capital of, make any loan to or guarantee the debts of any joint venture or similar entity (excluding Company's Subsidiaries) set forth in SCHEDULE 3.2(B) to the Company Disclosure Schedule. Parent has received a correct and complete copy of the Stock Purchase Plan and all "rules" or "regulations" (as those terms are used in the Stock Purchase Plan) issued relating to the administration of the Stock Purchase Plan.

Section 3.3. AUTHORIZATION. Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "COMPANY REQUISITE STOCKHOLDER VOTE"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, and no other corporate proceedings on the part of Company or its stockholders are necessary to authorize this Agreement and to consummate the transactions contemplated hereby, other than the approval of this Agreement and the Merger by the Company Requisite Stockholder Vote. This Agreement has been duly executed and delivered by Company and constitutes a valid and legally binding obligation of Company enforceable in accordance with its terms and conditions.

Section 3.4. NO VIOLATION.

     (a) The execution and delivery of this Agreement by Company do not, and the consummation of the Merger and the other transactions contemplated hereby by Company will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or create any obligation to make a payment to any other Person under, or result in the creation of a Lien on, or the loss of, any assets, including Company Intellectual Property, of Company or any of its Subsidiaries pursuant to, (i) any provision of the certificate of incorporation, by-laws or similar organizational document of Company or any of its Subsidiaries or (ii) subject to obtaining or making the consents, approvals, Orders, authorizations, registrations, declarations and filings referred to in SECTION 3.4(b), any written or oral agreement, contract, loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan, permit, franchise, license or other instrument or arrangement (each, a "CONTRACT") to which Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound, excluding the Contracts described in CLAUSE (III) below, or any judgment, injunction, ruling, order or decree (each, an "ORDER") or any constitution, treaty, statute, law, principle of common law, ordinance, rule or regulation of any Governmental Entity (each, a "LAW") applicable to Company or any of its Subsidiaries or their respective properties or assets, except, in the case of this CLAUSE (II), as (A) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company or (B) would not prevent or materially delay the consummation of the transactions contemplated hereby, or (iii) subject to obtaining or making the consents, approvals, Orders, authorizations, registrations, declarations and filings referred to in SECTION 3.4(b), any Contract to which Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound that provides for or otherwise relates to any of the joint venture, partnership, strategic alliance or similar arrangements described on SCHEDULE
3.2 to the Company Disclosure Schedule.

     (b) No  consent,  approval,  Order or  authorization  of, or  registration, declaration or filing with, any supranational, national, state, provincial, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority (each, a "GOVERNMENTAL ENTITY") or any other Person is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Company or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), Council Regulation No. 139/2004 of the European Community (the "EC MERGER REGULATION") and other Regulatory Laws, (ii) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) the DGCL with respect to the filing of the Certificate of Merger and (iv) such consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. Consents, approvals, Orders, authorizations, registrations, declarations and filings required under or in relation to any of CLAUSES (I) through (III) above are referred to as the "NECESSARY CONSENTS."

Section 3.5. FILINGS WITH THE SEC; FINANCIAL STATEMENTS; SARBANES-OXLEY ACT.

     (a) Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 2002 (collectively, including all exhibits thereto, the "COMPANY SEC REPORTS"). No Subsidiary of Company is required to file any registration statement, prospectus, report, schedule, form, statement or other document with the SEC. None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act.

     (b) Each of the financial statements (including the related notes and schedules thereto) of Company included in the Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods and the dates involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Company and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount.

     (c) Except for liabilities reserved or reflected in a balance sheet included in the Company SEC Reports filed prior to the date of this Agreement, Company and its Subsidiaries have no liabilities, absolute or contingent, other than (i) liabilities incurred in the ordinary course of business after June 30, 2005 that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company or (ii) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

     (d) Each of the principal executive officer and the principal financial officer of Company (or each former principal executive officer and former principal financial officer of Company, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to the Company SEC Reports, and Company has made available to Parent a summary of any disclosure made by Company's management to Company's auditors and the audit committee of Company's Board of Directors referred to in such certifications. (For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act of 2002.)

     (e) Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that Company maintains records that in reasonable detail accurately and fairly reflect their respective transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) that receipts and expenditures are executed only in accordance with authorizations of management and the Board of Directors of Company and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Company's assets that could have a material effect on Company's financial statements. Company has evaluated the effectiveness of Company's internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Report that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. To the extent required by applicable Law, Company has disclosed, in any applicable Company SEC Report that is a report on Form 10-K or Form 10-Q or any amendment thereto, any change in Company's internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, Company's internal control over financial reporting. Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to Company's auditors and the audit committee of Company's Board of Directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal control over financial reporting.

     (f) Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to Company, including its consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer. Company has evaluated the effectiveness of Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Report that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

     (g) As of the date of this Agreement, to the knowledge of Company, no accounting rule, opinion, standard, consensus or pronouncement applicable to Company or any of its Subsidiaries has been finally adopted and not subsequently withdrawn by the SEC, the Financial Accounting Standards Board, the Emerging Issues Task Force, the Public Company Accounting Oversight Board or any similar body that Company or any of its material Subsidiaries is required to implement (whether currently or after a prescribed transition period) but has not yet implemented as of the date of this Agreement and that, if so implemented, would reasonably be expected to have a Material Adverse Effect on Company.

Section 3.6. PROXY STATEMENT. None of the information contained or incorporated by reference in the Proxy Statement will, on the date on which it is first mailed to Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that the Company makes no representation regarding information provided by Parent or its Subsidiaries for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.7. BOARD APPROVAL. The Board of Directors of Company, by resolutions duly adopted by the unanimous vote of those directors present at a meeting duly called and held and not subsequently rescinded or modified in any way (the "COMPANY BOARD APPROVAL"), has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of Company and its stockholders,
(b) approved this Agreement and the Merger and the other transactions contemplated hereby and (c) recommended that the stockholders of Company adopt this Agreement and directed that such matter be submitted to a vote by Company's stockholders at the Company Stockholders Meeting. To the knowledge of Company, except for Section 203 of the DGCL (which has been rendered inapplicable), no similar state takeover statue is applicable to this Agreement or the Merger or the other transactions contemplated hereby. None of Company, any of its Subsidiaries or any of the Representatives has disclosed, at any time during the ninety-day period immediately preceding the date of this Agreement, any nonpublic information to any Person other than Parent in connection with any Acquisition Proposal.

Section 3.8. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2004, (a) Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, (b) there has not been any action taken by Company or any of its Subsidiaries that would have required the consent of Parent under CLAUSES
(B) (in respect of Company only), (d) (in respect of Company only), (g), (h)(i),
(i), (j), (k) or (o) of SECTION 5.1 if such action was taken after the date of this Agreement, (c) there has not been any change, event, development, condition, occurrence or combination of changes, events, developments, conditions or occurrences that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Company and
(d) neither Company nor any of its Subsidiaries has increased the compensation or benefits of any director or officer, or taken any similar action, except, in the case of this CLAUSE (d), (i) to the extent required under the terms of any agreements, trusts, plans, funds or other arrangements disclosed in the Company SEC Reports filed prior to the date of this Agreement, (ii) to the extent required by applicable Law or (iii) for increases (other than in equity-based compensation) in the ordinary course of business consistent with past practice. Without limitation, except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2003, neither Company nor any of its Subsidiaries has adopted or entered into any arrangement that is a material Foreign Benefit Plan.

Section 3.9. LITIGATION; ORDERS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative, pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or any of their respective officers or directors (in such capacity) or any of their respective businesses or assets, at law or in equity, before or by any Governmental Entity or arbitrator, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company or to prevent or materially delay the consummation of the transactions contemplated hereby. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, none of Company, any of its Subsidiaries or any of their respective businesses or assets is subject to any Order of any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company or to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 3.10. PERMITS; COMPLIANCE WITH LAWS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement and except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, Company and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, Orders and approvals of all Governmental Entities that are necessary for the operation of their respective businesses as now being conducted (collectively, the "COMPANY PERMITS"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of Company, threatened. Company and its Subsidiaries are in compliance with the terms of Company Permits, except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. Company and its Subsidiaries are in compliance with, and Company and its Subsidiaries have not received any notices of noncompliance with respect to, any Laws, except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. Without limitation, during the five years prior to the date of this Agreement, none of Company, any of its Subsidiaries or any director, officer, employee, agent or other Person associated with or acting on behalf of Company or any of its Subsidiaries has, directly or indirectly, (a) used any funds of Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any of its Subsidiaries; (c) violated any provision that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law; (d) established or maintained any unlawful fund of monies or other assets of Company or any of its Subsidiaries;
(e) made any fraudulent entry on the books or records of Company or any of its Subsidiaries; or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or any of its Subsidiaries, except, in each case, where such acts, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

Section 3.11. TAX MATTERS.

     (a) All Taxes of Company and its Subsidiaries attributable to periods preceding or ending with the date of the consolidated balance sheet of Company and its Subsidiaries for the fiscal quarter ended June 30, 2005 included in the Company SEC Reports (the "RECENT BALANCE SHEET") have been paid or have been included in a liability accrual for Taxes on the Recent Balance Sheet. Since the date of the Recent Balance Sheet, neither Company nor any of its Subsidiaries has incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount (relative to the results of operations of Company or such Subsidiary and taking into account changes in Tax rates and other changes in applicable Tax law) with past practices of Company or such Subsidiary.

     (b) Each of Company and its Subsidiaries has timely filed all Tax Returns required to be filed (taking into account any extension of time within which to file), and all such Tax

Returns were and are correct and complete, except for failures to so file or failures to be so correct and complete that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

     (c) Each of Company and its Subsidiaries has duly withheld, collected and timely paid all Taxes that it was required to withhold, collect and pay relating to amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person, except for failures to withhold, collect or pay that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

     (d) No claim has been made by any taxing authority in a jurisdiction where Company or any of its Subsidiaries does not file Tax Returns that Company or any of its Subsidiaries is or may be subject to Tax or required to file a Tax Return in such jurisdiction, except for those instances where neither the imposition of any such Tax nor the filing of any such Tax Return (and the obligation to pay the Taxes reflected thereon), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. There are no outstanding waivers or comparable consents that have been given by Company or any of its Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. There are no Liens on any of the assets of the Company and its Subsidiaries that arose in connection with any failure to pay Taxes, other than statutory Liens for Taxes that are not yet due and payable.

     (e) Neither Company nor any of its Subsidiaries has requested or received a Tax ruling, private letter ruling, technical advice memorandum, competent authority relief or similar agreement or entered into a closing agreement or contract with any taxing authority that, in each case, remains outstanding or effective. Neither Company nor any of its Subsidiaries is subject to a Tax sharing, allocation, indemnification or similar agreement (except such agreements as are solely between or among Company and its Subsidiaries) pursuant to which it could have an obligation to make a payment to any Person in respect of Taxes.

     (f) Company has not during the last five years been a member of an Affiliated group of corporations that filed a consolidated tax return except for groups for which it was the parent corporation. Each of Company's Subsidiaries has never been a member of an Affiliated group of corporations that filed a consolidated tax return except for groups of which Company was the parent corporation.

     (g) Neither Company nor any of its Subsidiaries is participating or has participated in a reportable or listed transaction within the meaning of Treas. Regs. ss.1.6011-4 or Section 6707A(c) of the Code. Company and each of its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Neither Company nor any of its Subsidiaries has received a Tax opinion (other than an unqualified "will" level opinion) with respect to any transaction relating to Company or any of its Subsidiaries other than a transaction in the ordinary course of business. Neither Company nor any of its Subsidiaries is the direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect with respect to any transaction or Tax opinion relating to Company or any of its Subsidiaries. Neither Company nor any of its

Subsidiaries is a party to an understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code. Neither Company nor any of its Subsidiaries has participated in a defeasance of rent, interest or principal with respect to a lease arrangement to which it is a party.

     (h) Neither Company nor any of its Subsidiaries has been the "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 of the Code) with respect to a transaction described in Section 355 of the Code within the two-year period ending on the date of this Agreement.

Section 3.12. ENVIRONMENTAL MATTERS.

     (a) Company and each of its Subsidiaries are in compliance with all applicable Laws and Orders relating to pollution, protection of the environment or human health, occupational safety and health or sanitation, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and all other applicable Laws and Orders relating to emissions, spills, discharges, generation, storage, leaks, injection, leaching, seepage, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, together with any plan, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, "ENVIRONMENTAL LAWS"), except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries has received any written notice of (i) any material violation of an
Environmental Law or (ii) the institution of any claim, action, suit, proceeding, investigation or inquiry by any Governmental Entity or other Person alleging that Company or any of its Subsidiaries may be in material violation of or materially liable under any Environmental Law.

     (b) Neither Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the properties currently or previously owned or operated by Company or any of its Subsidiaries, except in a manner that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (ii) any liability for any Hazardous Substance disposal or contamination on any of Company's or any of its Subsidiaries' properties or any other properties that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company, (iii) reason to know of the presence of any Hazardous Substances on, under or at any of Company's or any of its Subsidiaries' properties or any other properties but arising from the conduct of operations on Company's or any of its Subsidiaries' properties, except in a manner that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, or (iv) received any written notice of (A) any actual or potential liability for the response to or remediation of Hazardous Substances at or arising from any of Company's or any of its Subsidiaries' properties or any other properties or (B) any actual or potential liability for the costs of response to or remediation of Hazardous Substances at or arising from any of Company's or any of its Subsidiaries' properties or any other properties, in the case of both SUBCLAUSE (A) and (B), that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company.

     (c) No Environmental Law imposes any obligation on Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated hereby, including any requirement to modify or transfer any Company Permit, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgement, or covenant in any land records, or the modification of or provision of notice under any agreement or consent Order.

Section 3.13. INTELLECTUAL PROPERTY.

     (a) Company and its Subsidiaries have good title to or, with respect to items not owned by Company or its Subsidiaries, sufficient rights to use all Intellectual Property Rights that are owned or licensed by Company or any of its Subsidiaries or utilized by Company or any of its Subsidiaries in the conduct of their respective businesses (all of the foregoing items are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY"). To conduct the business of Company and its Subsidiaries as presently conducted, neither Company nor any of its Subsidiaries requires any material Intellectual Property Rights that Company and its Subsidiaries do not already own or license. Company has no knowledge of any infringement or misappropriation by others of Intellectual Property Rights owned by Company or any of its Subsidiaries, except where such infringement or misappropriation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. The conduct of the businesses of Company and its Subsidiaries does not infringe on or misappropriate any Intellectual Property Rights of others, except where such infringement or misappropriation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

     (b) No claims with respect to Company Intellectual Property are pending or, to the knowledge of Company, threatened by any Person (i) to the effect that the manufacture, sale or use of any product, process or service as now used or offered or proposed for use or sale by Company or any of its Subsidiaries infringes on any Intellectual Property Rights of any Person, (ii) against the use by Company or any of its Subsidiaries of any Company Intellectual Property or (iii) challenging the ownership, validity, enforceability or effectiveness of any Company Intellectual Property, except where such claims, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

Section 3.14. EMPLOYEE BENEFITS.

     (a) SCHEDULE 3.14(a) to the Company Disclosure Schedule sets forth a correct and complete list of all "employee benefit plans," as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and all other material employee benefit or executive compensation Contracts, arrangements, perquisite programs or payroll practices that are maintained by Company or any of its Subsidiaries or to which Company or any of its Subsidiaries is obligated to contribute, for current or former employees or directors (or dependents or beneficiaries thereof) of Company or any of its Subsidiaries (collectively, the "EMPLOYEE BENEFIT PLANS"); PROVIDED, HOWEVER, that SCHEDULE 3.14(a) to the

Company Disclosure Schedule does not include Employee Benefit Plans that Company or any of its Subsidiaries is legally required to maintain pursuant to the Law of any jurisdiction other than the United States; PROVIDED, FURTHER, that the Foreign Benefit Plans (as defined below) are not listed on SCHEDULE 3.14(a) to the Company Disclosure Schedule, but Company shall provide Parent with a correct and complete list of such plans within thirty (30) days following the date hereof.

     (b) SCHEDULE 3.14(b) to the Company Disclosure Schedule sets forth a correct and complete list of each Employee Benefit Plan or other employee benefit arrangement that is a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN"), or a plan that has two or more contributing sponsors at least two of whom are not under common control within the meaning of Section 4063 of ERISA, and to which the Company, any of its subsidiaries or any entity within the same "controlled group" as Company or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA (each, an "ERISA AFFILIATE") contributes, has an obligation to contribute or has any liability. With respect to each plan disclosed on SCHEDULE 3.14(b) to the Company Disclosure Schedule that is a Multiemployer Plan: (i) if Company, any of its Subsidiaries or any ERISA Affiliate was to experience a withdrawal or partial withdrawal from such plan, no withdrawal liability under Title IV of ERISA would be incurred; and (ii) none of Company, any of its Subsidiaries or any ERISA Affiliate has received any notification, nor has any reason to believe, that any Multiemployer Plan is in reorganization, has been terminated, is insolvent or may reasonably be expected to be in reorganization, to be insolvent or to be terminated. During the last five years, none of Company, its current or former Subsidiaries or any current or former ERISA Affiliate has (i) withdrawn from any Multiemployer Plan in a complete or partial withdrawal under circumstances in which any withdrawal liability was not satisfied in full or
(ii) engaged in a transaction that is subject to Section 4069 of ERISA. None of Company, any of its Subsidiaries or any ERISA Affiliate is or has ever been a party to any multiple employer plan, as that term is defined in Section 413(c) of the Code or a multiple employer welfare arrangement as that term is defined in Section 3(40) of ERISA.

     (c) SCHEDULE 3.14(c) to the Company Disclosure Schedule sets forth a correct and complete list of each Employee Benefit Plan or other employee benefit arrangement that is a "single employer plan," as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and to which the Company, any of its Subsidiaries or any ERISA Affiliate contributes, sponsors or maintains. None of Company, any of its Subsidiaries or any ERISA Affiliate has incurred any outstanding liability under Section 4062, 4063 or 4064 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or to a trustee appointed under Section 4042 of ERISA. None of the Employee Benefit Plans set forth on
SCHEDULE 3.14(a) or any other plan, fund or program ever maintained or contributed to by Company, any of its Subsidiaries or any ERISA Affiliate that is subject to Title IV of ERISA has been terminated so as to subject, directly or indirectly, any assets of Company or any of its Subsidiaries to any liability, contingent or otherwise, or the imposition of any Lien under Title IV of ERISA. No proceeding has been initiated or threatened by any Person (including the PBGC) to terminate any such plan. No "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan, and no such reportable event will occur as a result of the transactions contemplated hereby. No such plan that is subject to Section 302 of ERISA or
Section 412 of the Code has incurred an "accumulated funding deficiency" (as defined in

Section 302 of ERISA and Section 412 of the Code), whether or not such deficiency has been waived.

     (d) Company and each of its Subsidiaries have reserved the right to amend, terminate or modify at any time all Employee Benefit Plans, except as limited by the terms of a collective bargaining agreement or contract with an individual or to the extent applicable Law would prohibit the Company or any Subsidiary from so reserving such right.

     (e) The Internal Revenue Service has issued a currently effective favorable determination letter with respect to each Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401 of the Code, and each trust maintained pursuant thereto has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS. Each such Employee Benefit Plan has been timely amended since the date of the latest favorable determination letter in accordance with all applicable Laws. Nothing has occurred with respect to the operation of any such Employee Benefit Plan that is reasonably likely to cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code or the assertion of claims by "participants" (as that term is defined in Section 3(7) of ERISA) other than routine benefit claims.

     (f) None of Company, its Subsidiaries, the officers or directors of Company or any of its Subsidiaries or the Employee Benefits Plans that are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Company, any of its Subsidiaries or any officer or director of Company or any of its Subsidiaries to any tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502 of ERISA.

     (g) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, there are no claims (except claims for benefits payable in the ordinary course of business and proceedings with respect to qualified domestic relations orders), suits or proceedings pending or, to the knowledge of Company, threatened against or involving any Employee Benefit Plan, asserting any rights or claims to benefits under any Employee Benefit Plan or asserting any claims against any administrator, fiduciary or sponsor thereof. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, there are no pending or, to the knowledge of Company, threatened investigations by any Governmental Entity involving any Employee Benefit Plans.

     (h) All Employee Benefit Plans have been established, maintained and administered in accordance with their terms and with all provisions of applicable Laws, including ERISA and the Code, except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. All contributions or premiums required to be made with respect to an Employee Benefit Plan, whether by law or pursuant to the terms of the plan or any contract that funds the benefits due thereunder, have been made when due. With respect to any Employee Benefit Plan the liabilities of which have been disclosed on Company's financial statements as included in the Company SEC Reports filed prior to the date of this Agreement, no event has occurred since the date of such disclosure that has resulted in a material increase in such liabilities.

     (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will: (i) increase any benefits otherwise payable under any Employee Benefit Plan; (ii) result in any acceleration of the time of payment or vesting of any such benefits; (iii) limit or prohibit the ability to amend or terminate any Employee Benefit Plan; (iv) require the funding of any trust or other funding vehicle; or (v) renew or extend the term of any agreement in respect of compensation for an employee of Company or any of its Subsidiaries that would create any liability to Company, any of its Subsidiaries, Parent or the Surviving Corporation or their respective Affiliates after consummation of the Merger.

     (j) Neither Company nor any of its Subsidiaries is a party to a Contract (including this Agreement) that under any circumstances could obligate it to make payments (either before or after the Closing Date) that will not be deductible because of Section 162(m) or Section 280G of the Code. SCHEDULE 3.14(j) to the Company Disclosure Schedule sets forth each Employee Benefit Plan that provides for a payment upon a change in control and/or any subsequent employment termination (including any agreement that provides for the cash-out or acceleration of options or restricted stock and any "gross-up" payments with respect to any of the foregoing), but excluding severance plans that are generally applicable to employees of Company and its Subsidiaries. Company makes the additional representation and warranty set forth on SCHEDULE 3.14(j) to the Company Disclosure Schedule.

     (k) Neither Company nor any of its Subsidiaries has provided written communications to any group of its current or former employees or any of its directors of any intention or commitment to establish or implement any additional material Employee Benefit Plan or other employee benefit arrangement or to amend or modify, in any material respect, any existing Employee Benefit Plan.

     (l) With respect to each Employee Benefit Plan that is subject to the Law of any jurisdiction other than the United States (a "FOREIGN BENEFIT PLAN"), except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices, (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for
any  Foreign  Benefit  Plan  funded  through   insurance  or  the  book  reserve
established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan, and no transaction contemplated by this Agreement will cause such assets or insurance obligations to be less than such benefit obligations, (iii) all Foreign Benefit Plans have been maintained in accordance with their terms and all requirements of applicable Law, (iv) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate Governmental Entities and (v) to the extent any Foreign Benefit Plan is intended to qualify for special tax treatment, such Foreign Benefit Plan meets all requirements for such treatment. There is no Foreign Benefit Plan with respect to which Company is obligated to make disclosure in the Company SEC Reports where Company has not made the disclosure so required.

Section 3.15. LABOR MATTERS.

     (a) Neither Company nor any of its Subsidiaries is party to, or bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related Contract with any labor union, labor organization or works council. There are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor-related Contracts that pertain to any of the employees of Company of any of its Subsidiaries. No employees of Company or any of its Subsidiaries are represented by any labor organization with respect to their employment with Company or any of its Subsidiaries.

     (b) No labor union, labor organization, works council or group of employees of Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of Company, threatened to be brought or filed with the National Labor Relations Board or any other Governmental Entity. To the knowledge of Company, there are no organizational attempts relating to labor unions, labor organizations or works councils occurring with respect to any employees of Company or any of its Subsidiaries.

     (c) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (i) there are no unfair labor practice charges or complaints against Company or any of its Subsidiaries pending or, to the knowledge of Company, threatened before the National Labor Relations Board or any other Governmental Entity, (ii) there are no labor strikes, slowdowns, stoppages, walkouts, lockouts or disputes pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries, (iii) there are no pending or, to the knowledge of Company, threatened grievances or arbitration proceedings against Company or any of its Subsidiaries arising out of or under any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related Contract with any labor union, labor organization or works council and (iv) Company and its Subsidiaries have complied with all hiring and employment obligations under the Office of Federal Contract Compliance Programs rules and regulations. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, require any consent or approval of, or any consultation with, any labor union, labor organization, works council or group of employees of Company or any of its Subsidiaries.

Section 3.16. CERTAIN CONTRACTS.

     (a) Neither Company nor any of its Subsidiaries is a party to or bound by any Contract that (i) has been entered into in the one-year period prior to the date of this Agreement and involves or would reasonably be expected to involve, over a period of five years or less, aggregate payments by Company and/or its Subsidiaries in excess of $25,000,000 or its foreign currency equivalent as of the date of this Agreement or payments to the Company and/or its Subsidiaries in excess of $25,000,000 or its foreign currency equivalent as of the date of this Agreement (excluding purchase orders and other customer contracts received and accepted by

Company and/or its Subsidiaries in the ordinary course of business consistent with past practice), (ii) is required to be filed with the SEC under Item 601 of Regulation S-K of the Exchange Act and has not been so filed, (iii) by its terms materially restricts the conduct of any line of business by Company or any of its Subsidiaries or, after the Effective Time, would by its terms materially restrict the conduct of any line of business by Parent or any of its Subsidiaries, (iv) provide for or otherwise relate to material joint ventures, partnerships, strategic alliances or similar arrangements or (v) is reasonably expected to result in a loss exceeding $5,000,000 or its foreign currency equivalent as of the date of this Agreement. Neither Company nor any of its Subsidiaries is a party to or bound by any option, forward purchase, hedge or similar Contract with respect to the bulk purchase of steel or copper. Company has delivered to Parent a true and complete copy of a summary supporting its disclosure under the heading "Tables of Contractual Obligations and Other
Commercial Contracts as of December 31, 2004" appearing in the management's discussion and analysis section of the Form 10-K filed by Company for the fiscal year ended December 31, 2004.

     (b) Each Company Contract is valid and binding on Company and/or its Subsidiaries, as applicable, and in full force and effect. Each of Company and its Subsidiaries and, to the knowledge of Company, the other Person or Persons thereto has in all material respects performed all of its obligations required to be performed by it under each Company Contract, except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company.

Section 3.17. PROPERTIES AND ASSETS. Each of Company and its Subsidiaries owns good and marketable title to the properties and assets that are material to its business (other than assets held under valid leases or licenses), free and clear of all Liens, except those Liens for Taxes not yet due and payable and such other Liens or minor imperfections of title, if any, that do not materially detract from the value or interfere with the present use of the affected property or asset as it is currently being used. Such properties and assets, together with all properties and assets held by Company and its Subsidiaries under leases or licenses, include all tangible and intangible property, assets, Contracts and rights necessary or required for the operation of the business of Company and its Subsidiaries as presently conducted.

Section 3.18. INSURANCE. All material insurance policies maintained by Company or any of its Subsidiaries, including policies with respect to fire, casualty, general liability, business interruption and product liability, are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the respective businesses, properties and assets of Company and its Subsidiaries and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for failures to maintain such insurance policies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. Company and each of its Subsidiaries have made all payments required to maintain such policies in full force and effect. Neither Company nor any of its Subsidiaries has received notice of default under any such policy or notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to any such policy. The aggregate annual premiums that Company is paying with respect to Company's directors and officers insurance policy for the current policy period that includes the date of this Agreement is set forth in SCHEDULE 3.18 to the Company Disclosure Schedule.

Section 3.19. OPINION OF FINANCIAL ADVISOR. Company has received the opinion of Credit Suisse First Boston LLC, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, and a copy of such opinion has been delivered to Parent.

Section 3.20. NO BROKERS OR FINDERS. With the exception of the engagement of Credit Suisse First Boston LLC by Company, none of Company and its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated hereby. Company has provided Parent with a correct and complete copy of any engagement letter or other Contract between Company and Credit Suisse First
Boston LLC relating to the Merger and the other transactions contemplated hereby.


                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF PARENT

          Except as set forth in the disclosure schedule delivered by Parent to Company prior to the execution and delivery of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in, or as an exception to, one or more representations or warranties contained in this ARTICLE 4, PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected have a Material Adverse Effect on Parent) (the "PARENT DISCLOSURE SCHEDULE"), Parent represents and warrants to Company as follows:

Section 4.1. ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to own, operate and lease the properties owned or used by it and to carry on its business as and where such is now being conducted.

Section 4.2. AUTHORIZATION. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent, Merger Sub or their respective stockholders are necessary to authorize this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and legally binding obligation of Parent and Merger Sub enforceable in accordance with its terms and conditions.

Section 4.3. NO VIOLATION.

      (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub will not, conflict with or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or create any obligation to make a payment to any other Person under, or result in the creation of a Lien on, or the loss of, any assets of Parent or any of its Subsidiaries pursuant to,
(i) any provision of the articles of incorporation, by-laws or similar organizational document of Parent or any of its Subsidiaries or (ii) subject to obtaining or making the consents, approvals, Orders, authorizations, registrations, declarations and filings referred to in SECTION 4.3(B), any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or any Order or Law applicable to Parent or any of its Subsidiaries or their respective properties or assets, except, in the case of this CLAUSE (II), as would not prevent or materially delay the consummation of the transactions contemplated hereby.

     (b) No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or the consummation of the Merger and the other transactions contemplated hereby, except for the Necessary Consents.

Section 4.4. FILINGS WITH THE SEC; FINANCIAL STATEMENTS. Except as, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated hereby:

     (a) Parent has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 2002 (collectively, including all exhibits thereto, the "PARENT SEC REPORTS").

     (b) None of the Parent SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) All of the Parent SEC Reports, as of their respective dates (or as of the date of any amendment to the respective Parent SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

     (d) Each of the financial statements (including the related notes and schedules thereto) of Parent included in the Parent SEC Reports, as of their respective dates (or as of the date of any amendment to the respective Parent SEC Report), complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the

SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods and the dates involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount.

Section 4.5. LITIGATION. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative, pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective officers or directors (in such capacity) or any of their respective businesses or assets, at law or in equity, before or by any Governmental Entity or arbitrator, except as, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 4.6. AVAILABLE FUNDS. Parent and Merger Sub have available to them, or as of the Effective Time will have available to them, all funds necessary for the payment of the Merger Consideration upon the consummation of the transactions contemplated hereby and the related fees and expenses of Parent and Merger Sub.

Section 4.7. CAPITALIZATION OF MERGER SUB. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.


                                    ARTICLE 5
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1. COVENANTS OF COMPANY. During the period commencing on the date of this Agreement and continuing until the Effective Time, except as specifically contemplated or permitted by this Agreement or SCHEDULE 5.1 to the Company Disclosure Schedule or as otherwise approved in advance by Parent in writing:

     (a) ORDINARY COURSE. Company shall, and shall cause each of its Subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary and usual course of business and consistent with past practice, in each case in all material respects. Company shall, and shall cause each of its Subsidiaries to, use their respective reasonable best efforts to preserve intact the business organization of Company and its Subsidiaries, to keep available the services of their respective present officers and key employees and to preserve the goodwill of those having business relationships with Company and its Subsidiaries.

     (b) GOVERNING DOCUMENTS. Company shall not, and shall not permit any of its Subsidiaries to, make any change or amendment to their respective certificate of incorporation, by-laws or similar organizational documents.

     (c)  DIVIDENDS.  Company  shall  not,  and  shall  not  permit  any  of its
Subsidiaries to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or other property) with respect to any shares of the capital stock or any other voting securities of any of them, other than dividends and distributions by (i) a direct or indirect wholly owned Subsidiary of Company to its parent, PROVIDED that such Subsidiary and its Parent are both domestic corporations as defined in Section 7701(a)(3) and (4) of the Code, or (ii) a Subsidiary that is partially owned by Company or any of its Subsidiaries, PROVIDED that Company or any such Subsidiary receives or will receive its proportionate share thereof and PROVIDED FURTHER that such Subsidiary and its Parent are both domestic corporations as defined in Section 7701(a)(3) and (4) of the Code; PROVIDED, HOWEVER, that (A) Company may declare and pay its regular quarterly cash dividend during the third fiscal quarter of 2005 at a rate not in excess of $0.20 per Share with record and payment dates consistent with the prior year and (B) if Parent and Company, acting in good faith on or prior to December 1, 2005, agree in writing that the Effective Time is not reasonably likely to occur on or prior to January 31, 2006, then Company may declare and pay its regular quarterly cash dividend during the fourth fiscal quarter of 2005 at a rate not in excess of $0.20 per Share with record and payment dates consistent with the prior year.

     (d) CHANGES IN SHARE CAPITAL. Company shall not, and shall not permit any of its Subsidiaries to, purchase or redeem any shares of the capital stock or any other securities of any of them or any rights, warrants or options to acquire any such shares or other securities, or adjust, split, combine or reclassify any of the capital stock or any other securities of any of them or make any other changes in any of their capital structures (except pursuant to the exercise of Company Stock Options or pursuant to the surrender of shares of Company Common Stock to Company or withholding of shares of Company Common Stock by Company to cover withholding obligations).

     (e) EMPLOYEE BENEFIT PLANS. Company shall not, and shall not permit any of its Subsidiaries to, (i) amend any material provision of any Employee Benefit Plan, (ii) adopt or enter into any arrangement that would be an Employee Benefit Plan or (iii) increase the compensation or benefits of any director, officer or employee, or take any similar action, except, in the case of this CLAUSE (III),
(A) to the extent required under the terms of any agreements, trusts, plans, funds or other arrangements existing as of the date of this Agreement, (B) to the extent required by applicable Law or (C) for increases in annual base salary in the ordinary course of business consistent with past practice.

     (f) ISSUANCE OF SECURITIES. Except for the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, Company shall not, and shall not permit any of its Subsidiaries to, (i) grant, issue or sell any shares of capital stock or any other securities, including Company Voting

Debt, or any benefit of any of them (including any benefit that is the same as or similar to a Company Stock-Based Award), (ii) issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any Contract with respect to the issuance of, any shares of capital stock or any other securities, including Company Voting Debt, of any of them, (iii) take any action to accelerate the vesting of any Company Stock Options, Company Restricted Shares or Company Stock-Based Awards or (iv) take any action under the terms of the Company Stock Plans, Employee Benefit Plans, Stock Purchase Plan or otherwise with respect to Company Stock Options, Company Restricted Shares, Company Stock-Based Awards or rights to acquire SPP Shares that is inconsistent with the treatment that SECTION 1.9 (and SECTION 5.4(d)) contemplate. Company shall not permit any employee to participate in the Stock Purchase Plan who is not a participant with respect to 2005 as of the date of this Agreement. In addition, if the Effective Time has not occurred on or prior to December 31, 2005, then Company shall suspend operation of the Stock Purchase Plan for 2006. Company shall not amend the Stock Purchase Plan or any rules and regulations thereunder in any manner that could allow a participant to purchase more shares of Company Common Stock in 2005 than would be the case under payroll deduction authorizations, the Stock Purchase Plan and the rules and regulations thereunder as of the date of this Agreement.

     (g) INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to, (i) assume any indebtedness or, except in the ordinary course of business for working capital purposes under facilities existing on the date of this Agreement, in connection with ordinary course trade payments or in connection with ordinary course trade receivables financing, incur any indebtedness for borrowed money or (ii) except in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person. Subject to SECTION 5.4(a), Company shall not, and shall not permit any of its Subsidiaries to, enter into any new credit agreements or enter into any amendments or modifications of any existing credit agreements.

     (h) NO ACQUISITIONS. Company shall not, and shall not permit any of its Subsidiaries to, acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets, except for purchases of inventory items or supplies in the ordinary course of business consistent with past practice and capital expenditures in compliance with SECTION 5.1(l).

     (i) NO DISPOSITIONS. Company shall not, and shall not permit any of its Subsidiaries to, lease, mortgage or otherwise encumber, or sell, transfer or otherwise dispose of, any of its properties or assets (including capital stock of Subsidiaries of Company), except for any such dispositions (including trade receivables in financing transactions) in the ordinary course of business consistent with past practice.

     (j) TAXES. Company shall not, and shall not permit any of its Subsidiaries to, (i) make any Tax election which results in a material change in a Tax liability or Tax refund, waive any restriction on any assessment period relating to a material amount of Taxes or settle or compromise any material amount of income Tax or other material Tax liability or refund or (ii) change any material aspect of Company's or any of its Subsidiaries' method of accounting for Tax purposes.

     (k) DISCHARGE OF LIABILITIES. Company shall not, and shall not permit any of its Subsidiaries to, (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise) except in the ordinary course of business consistent with past practice or in accordance with their terms or (ii) settle any material claim, action, proceeding or investigation except in the ordinary course of business consistent with past practice.

     (l) CAPITAL EXPENDITURES. Company shall not, and shall not permit any of its Subsidiaries to, make or commit to make any capital expenditures in respect of any capital expenditure project where the aggregate of such capital expenditures exceeds $5,000,000 or its foreign currency equivalent on the date of this Agreement other than those capital expenditures that Company has approved as of the date of this Agreement.

     (m) COMPANY CONTRACTS. Company shall not, and shall not permit any of its Subsidiaries to, enter into or terminate any Company Contract, or make any amendment to any Company Contract, other than renewals of Contracts without changes in terms that are materially adverse to Company and/or its Subsidiaries.

     (n) INSURANCE. Company shall use reasonable best efforts, and shall cause its Subsidiaries to use reasonable best efforts, not to permit any material insurance policy or arrangement naming or providing for Company or any of its Subsidiaries as a beneficiary or a loss payable payee to be canceled or terminated (unless such policy or arrangement is canceled or terminated in the ordinary course of business and concurrently replaced with a policy or arrangement with substantially similar coverage) or materially impaired.

     (o) ACCOUNTING METHODS. Company shall not, and shall not permit any of its Subsidiaries to, implement or adopt any change in its material accounting principles, practices or methods except to the extent required by GAAP or the rules or policies of the Public Company Accounting Oversight Board.

     (p) NO RELATED ACTIONS.  Company shall not, and shall not permit any of its
Subsidiaries  to,   authorize  or  enter  into  any  agreement,   commitment  or
arrangement to do any of the foregoing.

Notwithstanding  the  foregoing,  the  provisions of CLAUSES (f), (g), (h), (i),
(k), (m) and (p) of this SECTION 5.1 shall not apply to any transaction solely between or among Company and any of its wholly owned Subsidiaries or solely between or among any wholly owned Subsidiaries of Company, PROVIDED that such transaction does not result in value leaving Company and its wholly owned Subsidiaries taken as a whole.

Section 5.2. PROXY STATEMENT; COMPANY STOCKHOLDERS MEETING.

     (a) As soon as practicable after the date of this Agreement (but in any event no later than fifteen (15) Business Days after the date of this Agreement without Parent's written consent, which shall not be unreasonably withheld), Company shall prepare and file with the

SEC a proxy statement and related materials with respect to the Merger and the other transactions contemplated hereby (collectively, including all amendments or supplements thereto, the "PROXY STATEMENT"). Parent shall cooperate in the preparation of the Proxy Statement and shall promptly provide to Company any information regarding Parent that is necessary or appropriate to include in the Proxy Statement. Company shall ensure that the Proxy Statement complies as to form in all material respects with the applicable provisions of the Exchange Act. Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and mailed to its stockholders as promptly as practicable after its filing with the SEC. Company shall, as promptly as practicable after receipt thereof, provide Parent with copies of all written comments, and advise Parent of all oral comments, with respect to the Proxy Statement received from the SEC. If, at any time prior to the Effective Time, any information relating to Company, or any of its Subsidiaries, officers or directors, should be discovered by Parent or Company that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other party hereto and, to the extent required by Law, Company shall promptly file with the SEC and disseminate to its stockholders an appropriate amendment or supplement describing such information. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Company shall (i) provide Parent with a reasonable opportunity to review and comment on such document or response and (ii) include in such document or response all reasonable comments that Parent proposes. On the date of their filing or delivery, Company shall provide Parent with a copy of all such filings with, and all such responses delivered to, the SEC.

     (b) Company shall, as soon as reasonably practicable, duly take all lawful action to call, give written notice of, convene and hold a meeting of its stockholders on a date mutually agreeable to Parent (the "COMPANY STOCKHOLDERS MEETING") for the purpose of obtaining the Company Requisite Stockholder Vote with respect to the transactions contemplated hereby and shall take all lawful action to solicit the approval of this Agreement by the Company Requisite Stockholder Vote. The Board of Directors of Company shall recommend approval of this Agreement by the stockholders of Company to the effect set forth in SECTION
3.7 (the "COMPANY RECOMMENDATION"), and the Board of Directors of Company shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent such recommendation or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation, including a recommendation by Company's Board of Directors of an Acquisition Proposal (collectively, a "CHANGE IN COMPANY RECOMMENDATION"); PROVIDED, HOWEVER, that the Board of Directors of Company may make a Change in Company Recommendation in accordance with, and subject to the limitations set forth in, SECTION 5.5. Notwithstanding any Change in Company Recommendation or the existence of any Acquisition Proposal or any Superior Proposal, Company shall cause this Agreement to be submitted to its stockholders at the Company Stockholders Meeting for the purpose of approving this Agreement and the transactions contemplated hereby, including the Merger.

Section 5.3. ACCESS AND INFORMATION.

     (a) Prior to the Effective Time, Company shall, and shall cause its Subsidiaries to, upon reasonable notice, afford Parent and its counsel, accountants, consultants and other authorized representatives reasonable access, during normal business hours, to the employees, properties, books and records of Company and its Subsidiaries so that they may have the opportunity to make such investigations of the business and affairs of Company and its Subsidiaries as they reasonably desire; PROVIDED, HOWEVER, that such investigation shall not affect the representations and warranties made by Company in this Agreement. Prior to their filing, Company shall furnish as promptly as practicable to Parent a copy of each registration statement, prospectus, report, schedule, form, statement and other document that will be filed by it or any of its Subsidiaries after the date of this Agreement pursuant to the requirements of federal or state securities Laws, the New York Stock Exchange, Inc. or the DGCL. Company shall cause its officers and employees, in a manner consistent with the fulfillment of their ongoing duties and obligations, to furnish such additional financial and operating data and other information and respond to such inquiries as Parent from time to time reasonably requests. All of the requirements of this
SECTION 5.3 shall be subject to any prohibitions or limitations of applicable law and shall be subject to the Confidentiality Agreement.

     (b) Prior to the Effective Time, Company shall promptly provide Parent with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular basis with representatives of Parent upon Parent's reasonable request. Company shall provide Parent with prompt written notice of any material change in the business or affairs of Company or any of its Subsidiaries and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) by Governmental Entities, or the institution or, to its knowledge, the threat of material litigation (including all litigation relating to the transactions contemplated hereby), and Company shall keep Parent fully informed of such events. Parent shall provide Company with prompt written notice of the institution or, to its knowledge, the threat of litigation relating to the transactions contemplated hereby.

     (c) Company shall provide Parent with a correct and complete list of all Foreign Benefit Plans within 30 days following the date hereof.

Section 5.4. REASONABLE BEST EFFORTS.

     (a) Each of Company and Parent shall cooperate with and assist the other party, and shall use its reasonable best efforts, to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any other Person, including any Governmental Entity, that are necessary, proper or advisable to consummate the Merger and other transactions contemplated hereby in the most expeditious manner practicable, but in any event before the Termination Date. Except as otherwise expressly contemplated hereby, each of

Company and Parent shall not, and shall cause its Subsidiaries not to, take any action or knowingly omit to take any action within its reasonable control where such action or omission would, or would reasonably be expected to, result in (A) any of the conditions to the Merger set forth in ARTICLE 6 not being satisfied prior to the Termination Date or (B) a material delay in the satisfaction of such conditions. Neither Parent nor Company will directly or indirectly extend any waiting period under the HSR Act or other Regulatory Laws or enter into any agreement with a Governmental Entity to delay or not to consummate the transactions contemplated by this Agreement except with the prior written consent of the other, which consent shall not be unreasonably withheld in light of closing the transactions contemplated by this Agreement on or before the Termination Date.

     (b) In furtherance and not in limitation of the foregoing, each party hereto shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and appropriate filings under all other applicable Regulatory Laws with respect to the transactions contemplated hereby as promptly as practicable after the date of this Agreement, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other applicable Regulatory Laws and
(iii) take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Regulatory Laws as soon as practicable.

     (c) In connection with this SECTION 5.4, the parties hereto shall (i) cooperate in all respects with each other in connection with any filing, submission, investigation or inquiry, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case, regarding any of the transactions contemplated hereby,
(iii) have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, the DOJ, FTC or any other Governmental Entity or, in connection with any proceeding by a private party, any other Person, in connection with any of the transactions contemplated hereby, and (iv) consult with each other in advance of any meeting, discussion, telephone call or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent not expressly prohibited by the DOJ, the FTC or any other Governmental Entity or Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case, regarding any of the transactions contemplated hereby. The parties hereto may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this SECTION 5.4 as "Outside Counsel Only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Company or Parent, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this SECTION 5.4, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of Company and its Subsidiaries. Notwithstanding anything to the contrary in this Agreement, neither Parent nor any of its Subsidiaries shall be required to dispose of or hold separate, or to agree to dispose of or hold separate or restrict its ownership and operation of, all or a portion of the business or assets of Parent and its Subsidiaries, including

Company and its Subsidiaries, if such disposal, holding separate, or agreement to dispose or hold separate or restrict its ownership and operation, individually or in the aggregate with any other such disposal, holding separate, or agreement to dispose or hold separate or restrict its ownership and operation required of Parent or any of its Subsidiaries in connection with the transactions contemplated hereby, would reasonably be expected to have a Material Adverse Effect on Parent or on Company, in each case, measured on a scale relative to Company and its Subsidiaries taken as a whole.

     (d) Notwithstanding anything to the contrary in this Agreement, Company shall comply with the provisions of SCHEDULE 5.4(d) to the Company Disclosure Schedule.

Section 5.5. ACQUISITION PROPOSALS.

     (a) Until this Agreement has been terminated in accordance with SECTION 7.1 (and the payments, if any, required to be made in connection with such termination pursuant to SECTION 7.2(b) have been made), Company shall not, and shall not authorize or permit any of its Affiliates to, and shall cause its and its Affiliates' officers, directors, employees, consultants, representatives and other agents, including investment bankers, attorneys, accountants and other advisors (collectively, the "REPRESENTATIVES"), not to, directly or indirectly,
(1) encourage (including by way of furnishing or disclosing information), solicit, initiate, make or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal (including by taking any action after the date of this Agreement that would make Section 203 of the DGCL inapplicable to any Acquisition Proposal), (2) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Subsidiaries) in connection with any Acquisition Proposal, (3) release or permit the release of any Person from, or waive or permit the waiver of any provisions of, or otherwise fail to exercise its rights under, any confidentiality, standstill or similar agreement to which Company is a party or under which Company has any rights with respect to the divestiture of the voting securities or any material portion of the assets of Company (except for any such agreement with Parent or any of its Subsidiaries),
(4) effect a Change in Company Recommendation, (5) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (6) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal. Notwithstanding the foregoing, at any time prior to the time that the Company Requisite Stockholder Vote is obtained, Company and the Representatives may:

               (i) participate in discussions or negotiations with, or furnish or disclose nonpublic information to, any Person in response to an unsolicited, bona fide and written Acquisition Proposal that is submitted to Company by such Person after the date of this Agreement and prior to the time that the Company Requisite Stockholder Vote is obtained if and so long as (A) none of Company, any of its Affiliates or any of the Representatives has violated any of the provisions of this SECTION 5.5, (B) a majority of the members of the Board of Directors of Company determines in good faith, after consultation with a nationally recognized financial advisor, that (I) such Person is reasonably capable of consummating a Superior Proposal taking into account the legal, financial, regulatory and other aspects of such Acquisition Proposal and (II) such Acquisition Proposal constitutes or is reasonably likely to constitute a Superior Proposal,
          (C) a majority of the members of the Board of Directors of Company determines in good faith, after consultation with its outside legal counsel, that failing to take such action would constitute a breach of its fiduciary duties to Company's stockholders under applicable Law,
          (D) at least three Business Days prior to participating in discussions or negotiations with, or furnishing or disclosing any nonpublic information to, such Person, Company provides Parent with written notice of the identity of such Person and of Company's intention to participate in discussions or negotiations with, or to furnish or disclose nonpublic information to, such Person, (E) prior to participating in discussions or negotiations with, or furnishing or disclosing any nonpublic information to, such Person, Company receives from such Person an executed confidentiality and standstill agreement containing terms no less restrictive upon such Person, in any respect, than the terms applicable to Parent under the Confidentiality Agreement, which confidentiality and standstill agreement shall not provide such Person with any exclusive right to negotiate with Company or have the effect of prohibiting Company from satisfying its obligations under this Agreement, and (F) contemporaneously with furnishing or disclosing any nonpublic information to such Person, Company furnishes such information to Parent (to the extent such information has not been previously delivered or made available by Company to Parent); and

               (ii) approve or recommend, or enter into (and, in connection therewith, effect a Change in Company Recommendation), a definitive agreement with respect to an unsolicited, bona fide and written Acquisition Proposal that is submitted to Company after the date of this Agreement and prior to the time that the Company Requisite Stockholder Vote is obtained if and so long as (A) none of Company, any of its Affiliates or any of the Representatives has violated any of the provisions of this SECTION 5.5, (B) Company provides Parent with written notice indicating that Company, acting in good faith, believes that the Acquisition Proposal is reasonably likely to constitute a Superior Proposal and, therefore, plans to conduct a meeting of the Board of Directors of Company for the purpose of considering whether the Acquisition Proposal constitutes a Superior Proposal, which notice shall be delivered to Parent at least three Business Days prior to the date of such meeting of the Board of
          Directors of Company, (C) during the three Business Day period after Company provides Parent with the written notice described in CLAUSE
          (B) above, Company shall cause its financial and legal advisors to negotiate in good faith with Parent in an effort to make such adjustments to the terms and conditions of this Agreement such that the Acquisition Proposal would not constitute a Superior Proposal, (D) notwithstanding the negotiations and adjustments pursuant to CLAUSE
          (C) above but after taking into account the results of such negotiations and adjustments, the Board of Directors of Company makes the determination necessary for such Acquisition Proposal to constitute a Superior Proposal, (E) notwithstanding the negotiations and adjustments pursuant to CLAUSE (C) above but after taking into account the results of such negotiations and adjustments, a majority of the members of the Board of Directors of Company determines in good faith, after consultation with its outside legal counsel, that failing to approve or recommend or enter into a definitive agreement with respect to such Acquisition Proposal would constitute a breach of its fiduciary duties to Company's stockholders under applicable Law and (F) not later than the earlier of the approval or recommendation of, or the execution and delivery of a definitive agreement with respect to, any such Superior Proposal, Company (I) terminates this Agreement pursuant to SECTION 7.1(h), (II) makes the payment required to be made pursuant to SECTION 7.2(b) and (III) delivers to Parent a written certification duly executed from each other party to such Superior Proposal pursuant to which each such other party certifies that it is aware of the amount payable under SECTION 7.2(b) and that it waives any right that it may have to contest the amount so payable.

     (b) In addition to the obligations of Company set forth in SECTION 5.5(a), within 24 hours of the receipt thereof, Company shall provide Parent with written notice of (i) any request for information, any Acquisition Proposal or any inquiry, proposal, discussions or negotiations with respect to any Acquisition Proposal, (ii) the material terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussions or negotiations and (iii) the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom such discussions or negotiations are taking place, and Company shall promptly provide Parent with copies of any written materials received by Company in connection with any of the foregoing. Company shall keep Parent fully informed of the status and general progress (including amendments or proposed amendments to any material terms) of any such request or Acquisition Proposal and keep Parent fully informed as to the details of any information requested of or provided by Company and as to the details of all discussions or negotiations. Without limiting Company's obligations under
SECTION 5.5(a), Company shall provide Parent with notice at least three Business Days prior to (or such lesser notice as is provided to the members of the Board of Directors of Company) any meeting of the Board of Directors of Company at which the Board of Directors is reasonably expected to discuss or consider any Acquisition Proposal.

     (c) Company shall, and shall cause its Affiliates and the Representatives to, immediately cease all discussions or negotiations, if any, with any Person other than Parent and its Subsidiaries that may be ongoing as of the date of this Agreement with respect to any Acquisition Proposal. Company shall immediately request each Person who has heretofore executed a confidentiality agreement in connection with its consideration of acquiring Company or any portion thereof (including any of its Subsidiaries) to return all nonpublic information heretofore furnished to such Person by or on behalf of Company.

     (d) Nothing contained in this SECTION 5.5 shall prohibit Company from complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with respect to an Acquisition Proposal, PROVIDED that such Rules shall in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

     (e) Any violation of this SECTION 5.5 by Company's Affiliates or the Representatives shall be deemed to be a breach of this Agreement by Company, whether or not such Affiliate or Representative is authorized to act and whether or not such Affiliate or Representative is purporting to act on behalf of Company.

Section 5.6. INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless all current and former officers and directors of Company and its Subsidiaries to the same extent such Persons are indemnified and held harmless as of the date of this Agreement by Company pursuant to the Amended and Restated Certificate of Incorporation of Company or the By-Laws of Company for acts or omissions occurring at or prior to the Effective Time, including those in respect of the Merger and the other transactions contemplated hereby. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of any current and former officers, directors and employees of Company or any of its Subsidiaries or any of their respective predecessors, and any Person prior to the Effective Time serving at the request of any such party as a director, officer, employee fiduciary or agent of another corporation, partnership, trust or other enterprise, as provided in the respective certificates or articles of incorporation or by-laws (or comparable organizational documents) of Company or any of its Subsidiaries, and any existing indemnification agreements, shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time. Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, Company's current directors and officers an insurance policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") on the same terms as Company's existing policy or, if such insurance coverage is unavailable, coverage that is on terms no less favorable to such directors and officers; provided, however, that neither Parent nor the Surviving Corporation shall be required to pay an annual premium for the D&O Insurance in excess of 250% of the last annual premium that Company paid prior to the date of this Agreement, but in such case Parent shall, or shall cause the Surviving Corporation to, purchase as much coverage as possible for such amount. The provisions of this SECTION 5.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his heirs and representatives.

Section 5.7. EMPLOYEE BENEFITS. Notwithstanding anything to the contrary contained in this Agreement, Parent and Company shall comply with the provisions of SCHEDULE 5.7 of the Company Disclosure Schedule.

Section 5.8. PUBLIC ANNOUNCEMENTS. Parent and Company shall consult with, and provide each other the reasonable opportunity to review and comment on, any press release relating to this Agreement or the transactions contemplated hereby and shall not issue any such press release prior to such consultation except as may be required by applicable Law or by obligations pursuant to any applicable listing agreement with any national securities exchange.

Section 5.9. SECTION 16 MATTERS. Prior to the Effective Time, Company shall take all actions that are required to cause any dispositions of Company Common Stock (and derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by Article 1 by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.10. STATE TAKEOVER LAWS. If any "fair price," "business combination" or "control share acquisition" statute or similar Law shall become applicable to the transactions contemplated hereby, then Company and the Board of Directors of Company shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or similar Law on the transactions contemplated hereby.

Section 5.11. NOTIFICATION OF CERTAIN MATTERS. Parent shall use its reasonable best efforts to give prompt written notice to Company, and Company shall use its reasonable best efforts to give prompt written notice to Parent, of: (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which such party is aware and that would be reasonably likely to cause (i) any representation or warranty made by such party in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement made by such party in this Agreement not to be complied with or satisfied in all material respects, (b) any failure of such party to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (c) any change or event affecting such party that would be reasonably be expected to have a Material Adverse Effect on such party; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 5.11 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice; and provided further that no party shall have the right not to close the Merger or the right to terminate this Agreement as a result of the delivery of such a notice if the underlying breach would not result in such party having such rights under the terms of ARTICLES 6 and 7 hereof.

Section 5.12. CERTAIN LITIGATION. Company shall give Parent the opportunity to participate in the defense or settlement of any litigation against Company or its officers or directors relating to the transactions contemplated hereby. Company shall not agree to any compromise or settlement of such litigation without Parent's consent.

Section 5.13. CONFIDENTIALITY. Each of Company and Parent acknowledges and confirms that (a) Company and Parent have entered into a Confidentiality Agreement, dated July 11, 2005 (the "CONFIDENTIALITY AGREEMENT"), (b) all information provided by each party hereto to the other party hereto pursuant to this Agreement is subject to the terms of the Confidentiality Agreement and (c) the Confidentiality Agreement shall remain in full force and effect in accordance with its terms and conditions. Notwithstanding the foregoing, the eighth paragraph of the Confidentiality Agreement shall be deemed deleted therefrom, and shall have no further force or effect, as of the date on which any Acquisition Proposal shall have been publicly announced or otherwise publicly communicated to the senior management, Board of Directors or stockholders of Company, PROVIDED, HOWEVER, that, if Company shall not have breached in any material respect any of the provisions of SECTION 5.5 with respect to such Acquisition Proposal, then such eighth paragraph shall be deemed reinstated in accordance with its original terms as of the earlier of (A) the date on which Company and the third party making such Acquisition Proposal enter into a confidentiality and standstill agreement in accordance with SECTION 5.5(a)(i)(E) and (B) the date of a public announcement by the third party making such Acquisition Proposal that such Acquisition Proposal has been withdrawn in its entirety (it being understood that the provisions of this sentence shall apply with respect to each Acquisition Proposal that is announced or otherwise publicly communicated in the manner described above from time to time; accordingly, such eighth paragraph shall not be deemed reinstated if neither CLAUSE (A) nor (B) applies with respect to any other applicable Acquisition Proposal).

Section 5.14. RESIGNATIONS. Prior to the Effective Time, Company shall cause each member of the Board of Directors of Company to execute and deliver a letter, which shall not be revoked or amended prior to the Effective Time, effectuating his or her resignation as a director of Company effective immediately prior to the Effective Time. Prior to the Effective Time, Company shall obtain the resignations of such directors of its Subsidiaries as Parent shall request with reasonable advance notice.


                                    ARTICLE 6
                            CONDITIONS TO THE MERGER

Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Parent, Merger Sub and Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

     (a) STOCKHOLDER APPROVAL. The Merger and this Agreement shall have been approved by the Company Requisite Stockholder Vote in accordance with applicable Law.

     (b) LEGALITY. No Law or Order (whether temporary, preliminary or permanent, but excluding Regulatory Laws and Orders arising thereunder or related thereto) shall have been enacted, entered, promulgated, adopted, issued or enforced by any Governmental Entity that is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

     (c) HSR ACT AND EC MERGER REGULATION APPROVALS. The waiting period applicable to the Merger under the HSR Act shall have expired or been terminated, and the approval of the Merger by the European Commission shall have been granted pursuant to the EC Merger Regulation.

Section 6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The respective obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction on or prior to the Closing Date of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Company set forth in SECTION 3.2(a) shall be true and correct (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) to the extent representations and warranties by their terms speak only as of a certain date, in which case such representations and warranties shall be true and correct as of such date; and each of the other representations and warranties of Company set forth in this Agreement (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any representation or warranty) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (A) for changes specifically permitted by this Agreement, (B) to the extent representations and warranties by their terms speak only as of a certain date, in which case such representations and warranties shall be true and correct as of such date, and (C) where such failures of the representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

     (b) COVENANTS. Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

     (c) MATERIAL ADVERSE CHANGE. No event, change, effect, condition, fact or circumstance shall have occurred after the date of this Agreement, including any event, change, effect, condition, fact or circumstance that reflects a material adverse change in the matters disclosed to Parent in the Company Disclosure Schedule of a nature that would not reasonably be expected based on the content of such disclosure, that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Company.

     (d) OFFICER'S CERTIFICATE. Company shall have delivered to Parent a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable to Parent) of Company to the effect that each of the conditions specified in SECTIONS 6.2(a), (b) and (c) is satisfied in all respects.

     (e) OTHER REGULATORY APPROVALS. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, including the Surviving Corporation and its Subsidiaries, all actions by or in respect of, or filings with, any Governmental Entity under any Regulatory Law other than the HSR Act and the EC Merger Regulation that are required to permit the consummation of the Merger shall have been taken, made or obtained.

     (f) DISSENTING SHARES. The total number of Dissenting Shares shall not exceed 15% of the issued and outstanding shares of Company Common Stock as of the Closing Date.

Section 6.3. ADDITIONAL CONDITIONS TO OBLIGATION OF COMPANY. The obligation of Company to effect the Merger shall be further subject to the satisfaction on or prior to the Closing Date of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent set forth in this Agreement shall be true and correct (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any representation or warranty) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes specifically permitted by this Agreement,
(ii) to the extent representations and warranties by their terms speak only as of a certain date, in which case such representations and warranties shall be true and correct as of such date, and (iii) where such failures of the representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

     (b) COVENANTS. Parent shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

     (c) OFFICER'S CERTIFICATE. Parent shall have delivered to Company a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable to Company) of Parent to the effect that each of the conditions specified above in SECTIONS 6.3(a) and (b) is satisfied in all respects.

     (d) OTHER REGULATORY APPROVALS. All actions by or in respect of, or filings with, any Governmental Entity under any Regulatory Law other than the HSR Act and the EC Merger Regulation that are required to permit the consummation of the Merger shall have been taken, made or obtained if and to the extent the failure to take such actions or make such filings is reasonably likely to result in an Order obligating the stockholders of Company to disgorge the Merger Consideration.


                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

Section 7.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Requisite Stockholder Vote:

     (a) By mutual written consent of Company and Parent;

     (b) By either Parent or Company, if the Merger shall not have been consummated on or prior to April 30, 2006 or such other date as Parent and Company shall agree in writing (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant this SECTION 7.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have caused the failure of the Merger to be consummated on or before the Termination Date;

     (c) By either Parent or Company, if (i) a Law shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby, (ii) an Order shall have been enacted, entered, promulgated or issued by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby, and such Order shall have become final and non-appealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this CLAUSE (ii) shall have used its reasonable best efforts to remove such Order, or (iii) a Governmental Entity shall have failed to issue an Order or take any other action, and such denial of a request to issue such Order or take such other action shall have become final and non-appealable, that is necessary to fulfill the condition set forth in SECTION 6.1(c), 6.2(e) or 6.3(d); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this CLAUSE (iii) shall not be available to any party whose failure to comply with SECTION 5.4 has been the cause of such inaction; and PROVIDED FURTHER that the right to terminate this Agreement pursuant to this SECTION 7.1(c) shall apply only if the Law, Order or act or omission of the Governmental Entity, as the case may be, shall have caused the failure of any condition set forth in ARTICLE 6 to be satisfied and the party hereto entitled to rely on such condition shall not elect to waive such condition;

     (d) By either Parent or Company, if the approval of the stockholders of Company by the Company Requisite Stockholder Vote shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which a vote on such approval was taken; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this SECTION 7.1(d) shall not be available to Company where any breach of this Agreement by Company shall have caused the failure to obtain the Company Requisite Stockholder Vote;

     (e) By Parent, if all of the following shall have occurred: (i) Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, (ii) such breach or failure to perform would entitle Parent not to consummate the Merger under SECTION 6.2(a) or 6.2(b) and (iii) such breach or failure to perform is incapable of being cured by Company prior to the Termination Date or, if such breach or failure to perform is capable of being cured by Company prior to the Termination Date, Company shall not have been cured such breach or failure to perform within 30 days after receipt of written notice thereof (but no later than the Termination Date);

     (f) By Company, if all of the following shall have occurred: (i) Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, (ii) such breach or failure to perform would entitle Company not to consummate the Merger under SECTION 6.3(a) or 6.3(b) and (iii) such breach or failure to perform is incapable of being cured Parent prior to the Termination Date or, if such breach or failure to perform is capable of being cured by Parent prior to the Termination Date, Parent shall not have been cured such breach or failure to perform within 30 days after receipt of written notice thereof (but no later than the Termination Date);

     (g) By Parent, if Company shall have (i) failed to make the Company Recommendation or effected a Change in Company Recommendation (or resolved or publicly proposed to take any such action), whether or not permitted by the terms of this Agreement or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Company Stockholders Meeting in accordance with SECTION 5.2(b) or a failure to prepare and mail to its stockholders the Proxy Statement in accordance with SECTION 5.2(a);

     (h) By Company, if the Board of Directors of Company shall have approved or recommended, or Company shall have executed or entered into a definitive agreement with respect to, a Superior Proposal in compliance with SECTION 5.5(a)(II); PROVIDED, HOWEVER, that such termination under this SECTION 7.1(h) shall not be effective until Company has made the payment required by SECTION 7.2(b); or

     (i) By Parent, if any of the following have occurred: (i) Company, any of its Affiliates or any of the Representatives shall have breached in any material respect any of the provisions of SECTION 5.5; (ii) the Board of Directors of Company shall have recommended (or resolved or publicly proposed to recommend) to Company's stockholders any Acquisition Proposal or Superior Proposal; or
(iii) Company enters into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument (other than a confidentiality and standstill agreement as contemplated by SECTION 5.5(a)(I)) contemplating or otherwise relating to any Acquisition Proposal or Superior Proposal.

Section 7.2. EFFECT OF TERMINATION.

     (a) If this Agreement is terminated pursuant to SECTION 7.1, then this Agreement (other than as set forth in SECTION 5.13, this SECTION 7.2, SECTION 7.3, SECTION 7.4 and ARTICLE 8, which provisions shall survive such termination) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); PROVIDED, HOWEVER, no such termination shall relieve Company from any obligation to pay, if applicable, the amounts described in SECTIONS 7.2(b) and 7.2(c) and neither Company nor Parent shall be relieved or released from any liabilities arising out of its willful and material breach of this Agreement.

     (b) If (i) Parent terminates this Agreement pursuant to SECTION 7.1(g) or 7.1(i), (ii) Company terminates this Agreement pursuant to SECTION 7.1(h) or
(iii) Parent or Company terminates this Agreement pursuant to SECTION 7.1(b) without the Company Stockholders Meeting having occurred, Parent or Company terminates this Agreement pursuant to SECTION 7.1(d) or Parent terminates this Agreement pursuant to SECTION 7.1(e) and in the case of any such termination pursuant to SECTION 7.1(b), 7.1(d) or 7.1(e) (A) at any time after the date of this Agreement and prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise publicly communicated to the senior management, Board of Directors or stockholders of Company and (B) prior to the date that is twelve months after the effective date of such termination, Company shall enter into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then Company shall pay to Parent a termination fee equal to $76,000,000. Company shall satisfy its obligations under the preceding sentence by the wire transfer of immediately available funds to an account that Parent designates (x) in the case of termination pursuant to CLAUSE (i) or (ii) above, not later than the date of such termination and (y) in the case of CLAUSE (iii) above, not later than the date on which Company executes and delivers a definitive agreement with respect to (or, if earlier, consummates) an Acquisition Proposal (as that term is defined for purposes of
SECTION 7.2(b)(iii)(B)). Notwithstanding any other provision of this Agreement, if this Agreement is terminated in accordance with its terms, if Company shall not have breached any of the provisions of SECTION 5.5 in a willful and material manner and if Company pays the Termination Fee to Parent in accordance with the terms of this Agreement, then (1) paragraph eight of the Confidentiality Agreement shall be reinstated (to the extent such paragraph had previously been deemed to have no further force or effect under the provisions of SECTION 5.13 of this Agreement) and otherwise in full force and effect in accordance with its original terms, and (2) it shall be a condition to Parent's right to receive the Termination Fee that Parent shall have affirmed in writing that paragraph eight of the Confidentiality Agreement is, upon the payment of the Termination Fee, so reinstated and otherwise in full force and effect in accordance with its original terms.

     (c) Company acknowledges that the agreements contained in SECTION 7.2(b) are an integral part of the transactions contemplated hereby and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if Company fails to pay the amounts payable under SECTION 7.2(b), then Company shall pay to Parent and its Subsidiaries all costs and expenses (including attorneys' fees and expenses) incurred by Parent and its Subsidiaries in connection with the collection of such overdue amounts and the enforcement by Parent of its rights under SECTION 7.2(b), together with interest on such overdue amounts at a rate per annum equal to the "prime rate" (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made.

Section 7.3. AMENDMENT. This Agreement may be amended by Parent and Company, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Requisite Stockholder Vote is obtained, PROVIDED that, after the Company Requisite Stockholder Vote is obtained, no amendment shall be made that, by Law, requires further approval by the stockholders of any party hereto without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

Section 7.4. WAIVER. At any time before the Effective Time, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto under or pursuant to this Agreement, (b) waive any inaccuracies in the representations and warranties made by the other parties hereto in this Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements made by the other parties hereto, or any of the conditions benefiting such waiving party contained, in this Agreement. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in a written instrument signed on behalf of such party.


                                    ARTICLE 8
                                 MISCELLANEOUS

Section 8.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall survive the Effective Time, except that the agreements of Parent, Merger Sub and Company that by their terms apply or are to performed in whole or in part after the Effective Time and that are contained in SECTION 5.6 and this ARTICLE 8 shall survive the Effective Time.

Section 8.2. EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such expenses, except as otherwise provided in SECTIONS 7.2(b) and 7.2(c).

Section 8.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given or made as of the date of receipt if delivered personally, sent by telecopier or facsimile (and sender shall bear the burden of proof of delivery), sent by overnight courier (providing proof of delivery) or sent by registered or certified mail (return receipt requested, postage prepaid), in each case, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

               If to Company:

               York International Corporation
               631 South Richland Avenue
               York, Pennsylvania 17403
               Attention:  Corporate Secretary
               Facsimile:  (717) 771-7440

               with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York  10019
               Attention:  Edward D. Herlihy
                           Lawrence S. Makow
               Facsimile:  (212) 403-2000

               If to Parent or Merger Sub:

               Johnson Controls, Inc.
               5757 North Green Bay Avenue
               P.O. Box 591
               Milwaukee,  Wisconsin  53201
               Attention:  Jerome D. Okarma
               Facsimile: (414) 524-2077

               with a copy to:

               Foley & Lardner LLP
               777 East Wisconsin Avenue
               Milwaukee, Wisconsin 53202
               Attention:  William J. Abraham, Jr.
                           Patrick G. Quick
               Facsimile:  (414) 297-4900

Section 8.4. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

     (a) This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior understandings, agreements or representations, by or among the parties hereto with respect to the subject matter hereof; PROVIDED, HOWEVER, the provisions of this Agreement shall supersede any conflicting provisions of paragraph eight of the Confidentiality Agreement.

     (b) This Agreement, except for the provisions of SECTION 5.6, shall not confer any rights or remedies upon any Person other than the parties hereto and their respective permitted successors and permitted assigns.

Section 8.5. ASSIGNMENT; BINDING EFFECT. No party hereto may assign this Agreement or any of its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written approval of the other parties hereto, and any attempted assignment without such prior written approval shall be void and without legal effect. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

Section 8.6.  GOVERNING LAW;  CONSENT TO  JURISDICTION.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule. Each party hereto stipulates that any dispute or disagreement between or among any of the parties hereto as to the interpretation of any provision of, or the performance of obligations under, this Agreement shall be commenced and prosecuted in its entirely in, and consents to the exclusive jurisdiction and proper venue of, any Delaware state court or any federal court located within the City of Wilmington, Delaware, and each party hereto consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles, or by any other reason. The parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.

Section 8.7. SEVERABILITY. If the term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.8. ENFORCEMENT OF AGREEMENT. The parties hereto agree that money damages or any other remedy at law would not be a sufficient or adequate remedy for any actual or threatened breach or violation of, or default under, this Agreement by any of them and that, in addition to all other available remedies, each aggrieved party shall be entitled, to the fullest extent permitted by Law, to an injunction restraining such actual or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

Section 8.9. WAIVER OF JURY TRIAL. Parent and Company hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 8.11. HEADINGS. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.12. INTERPRETATION. Any reference to any supranational, national, state, provincial, municipal, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Notwithstanding anything to the contrary in this Agreement, each Section of this Agreement is qualified by the matters set forth with respect to such Section in the correspondingly numbered Schedule to the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable; PROVIDED, HOWEVER, that any fact or item that is disclosed in any Schedule to the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, shall be deemed disclosed with respect to the representations and warranties contained in one or more of the other Sections of ARTICLE 3 or ARTICLE 4 to the extent its relevance to such other Section(s) is reasonably apparent.

Section 8.13. DEFINITIONS. For purposes of this Agreement,

     (a) "ACQUISITION PROPOSAL" shall mean any proposal or offer from any Person other than Parent or any of its Subsidiaries (in each case, whether or not in writing and whether or not delivered to the stockholders of Company generally) relating to (i) any direct or indirect acquisition or purchase of a business of Company or any of its Subsidiaries that constitute 10% or more of the consolidated revenues, net income or assets of Company or of 10% or more of any class of equity securities of Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 10% or more of any class of equity securities of Company,
(iii) any merger, reorganization, share exchange, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Company or any of its Subsidiaries or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing PROVIDED that, for purposes of SECTION 7.2(b)(III)(B), (A) references to "10%" in CLAUSES (I) or (II) above shall be deemed to be references to "40%" and (B) CLAUSE (III) above shall be limited to a transaction involving the Company, and in the case of a merger, reorganization, share exchange or consolidation shall be limited to a transaction as a result of which Company's stockholders immediately prior to the transaction do not hold at least 70% of the outstanding equity interests of the surviving or resulting company immediately after the transaction.

     (b) "AFFILIATES" shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the powers to direct or cause the direction of management or policies of a Person, through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     (c) "BUSINESS DAY" shall mean any day on which banks are not required or authorized to close in the City of New York, New York.

     (d) "COMPANY CONTRACT" shall mean each of the following, whether or not set forth in the Company Disclosure Schedule: (i) each Contract of the type described in this SECTION 3.16(a); (ii) each Contract that constitutes an Employee Benefit Plan; and (iii) each Contract that Company has filed, or is required to file, as an exhibit to a report with the SEC under Item 601 of Regulation S-K of the SEC and that remains in effect.

     (e) "HAZARDOUS SUBSTANCE" shall mean (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, foundry sand or polychlorinated biphenyls (PCBs); (ii) any chemical or other material or substance that is regulated, classified or defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "extremely hazardous substance," "restricted hazardous waste," "toxic substance," "toxic pollutant," "pollutant" or "contaminant" under any Environmental Law, or any similar denomination intended to classify substance by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law; or (iii) any other chemical or other material, waste or substance, exposure to which is prohibited, limited or regulated by or under any Environmental Law.

     (f) "INTELLECTUAL PROPERTY RIGHTS" shall mean rights in the following: (i) all trademark rights, business identifiers, trade dress, service marks, trade names and brand names; (ii) all copyrights and all other rights associated therewith and the underlying works of authorship; (iii) all patents and all proprietary rights associated therewith; (iv) all inventions, mask works and mask work registrations, know how, discoveries, improvements, designs, computer source codes, programs and other software (including all machine readable code, printed listings of code, documentation and related property and information), trade secrets, websites, domain names, shop and royalty rights and all other types of intellectual property; and (v) all registrations of any of the foregoing and all applications therefor.

     (g) "MATERIAL ADVERSE EFFECT" shall mean any change, effect, condition, factor or circumstance that is materially adverse to the business, results of operations, properties, financial condition, assets or liabilities of Company or Parent, as the case may be, and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, that, a "MATERIAL ADVERSE EFFECT" shall not be deemed to mean or include any such change, effect, condition, factor or circumstance to the extent arising as a result of (i) general changes or developments in international or national economic or political conditions or general changes or developments in the industries in which Company and its Subsidiaries operate, except, in each case, to the extent those changes or developments that disproportionately impact (relative to similarly situated businesses) the business, results of operations, properties, financial condition, assets or liabilities of Company or Parent, as the case may be, and its Subsidiaries taken as a whole, (ii) changes, after the date hereof, in Laws of general applicability or interpretations thereof by courts or other Governmental Entities, or changes in GAAP or the rules or policies of the Public Company Accounting Oversight Board or (iii) the execution, delivery and performance of this Agreement, the announcement by Parent or any of its Subsidiaries, or the announcement by Company, of its respective entry into this Agreement and the consummation of the transactions contemplated hereby.

     (h) "PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Governmental Entity.

     (i) "REGULATORY LAW" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the EC Merger Regulation and all other supranational, national, state, provincial, municipal, local or foreign Laws, Orders and administrative and judicial doctrines that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

     (j) "SUBSIDIARIES" of any Person shall mean any corporation or other form of legal entity (i) an amount of the outstanding voting securities of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting securities, 50% or more of the equity interests of which) is owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or (ii) with respect to which such Person or one or more of its Subsidiaries is the general partner or the managing member or has similar authority, including any corporation or other legal entity with respect to which such ownership, control, membership or authority is acquired after the date hereof, but only with respect to such periods in which such ownership, control, membership or authority is in effect; provided that, in the case of Company, "SUBSIDIARIES" shall also mean and include Clima Roca-York S.L. with respect to any period of time after the date hereof during which such entity meets the definition of a "Subsidiary" as set forth above.

     (k) "SUPERIOR PROPOSAL" shall mean an unsolicited (by Company, any of its Subsidiaries or any of the Representatives), bona fide, written, fully-financed or reasonably capable of being fully-financed (which, for the purposes of this Agreement, shall mean the receipt of a commitment letter from a reputable Person capable of financing the transaction, subject only to normal and customary exceptions) proposal made by any Person other than Parent or any of its Subsidiaries to acquire all of the issued and outstanding shares of Company Common Stock pursuant to a tender offer or a merger or to acquire all of the properties and assets of Company on terms and conditions that a majority of the members of the Board of Directors of Company determines in good faith, after consultation with a nationally recognized financial advisor and taking into account all of the terms and conditions of such proposal (including all legal, financial, regulatory, and other aspects of such proposal, the form of consideration, the uncertainties associated with the valuation of any consideration other than cash and the risks associated with the form of consideration, any expense reimbursement provisions, any termination fees and the conditions associated with such proposal), is more favorable to Company's stockholders from a financial point of view than the transactions contemplated hereby (including, to the extent applicable, any proposal or offer by Parent for an adjustment to the terms and conditions of this Agreement pursuant to SECTION 5.5(a)) and is reasonably likely to be consummated.

     (l) "TAXES" shall mean supranational, national, state, provincial, municipal, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, single business, unincorporated business, value added, capital stock, production, business and occupation, disability, FICA, employment, payroll, license, estimated, stamp, custom duties, environmental, severance or withholding taxes, or any other tax, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Entity, including any interest and penalties (civil or criminal) on or additions to any such taxes, whether disputed or not, and shall include any transferee liability in respect of taxes, any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement.

     (m) "TAX RETURN" shall mean a return, report, estimate, claim for refund or other information, form or statement relating to, or required to be filed or supplied in connection with, any Taxes, including, where permitted or required, combined or consolidated returns for a group of entities and including any amendment thereof, including any schedule or attachment thereto.

                     [The next page is the signature page.]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the day and year first written above.

                              JOHNSON CONTROLS, INC.


                              By:     /s/ John M. Barth
                                     --------------------------------------
                              Title: Chairman, Chief Executive Officer and President
                                     --------------------------------------


                              By:     /s/ Jerome D. Okarma
                                     --------------------------------------
                              Title:      Vice President, Secretary
                                          and General Counsel
                                     --------------------------------------


                              YJC ACQUISITION CORP.


                              By:     /s/ John M. Barth
                                     --------------------------------------
                              Title:      President
                                     --------------------------------------


                              By:     /s/ Jerome D. Okarma
                                     --------------------------------------
                              Title:      Vice President and Secretary
                                     --------------------------------------


                              YORK INTERNATIONAL CORPORATION


                              By:     /s/ C. David Myers
                                     --------------------------------------
                              Title:      President and
                                          Chief Executive Officer
                                     --------------------------------------